EXHIBIT 10.11












                          $235,000,000

                        CREDIT AGREEMENT

                          dated as of

                          May 15, 1998

                            between


                    GERBER SCIENTIFIC, INC.

                    The Banks Listed Herein

                              and

                      WACHOVIA BANK, N.A.

                       TABLE OF CONTENTS

                        CREDIT AGREEMENT

ARTICLE I

DEFINITIONS                                                     1

SECTION 1.01. Definitions                                       1

SECTION 1.02. Accounting Terms and Determinations              16

SECTION 1.03. References                                       17

SECTION 1.04. Use of Defined Terms                             17

SECTION 1.05. Terminology                                      17

ARTICLE II

THE CREDITS                                                    17

SECTION 2.01. Commitments to Lend                              17

SECTION 2.02. Method of Borrowing Loans                        18

SECTION 2.03. The Notes                                        20

SECTION 2.04. Maturity of Loans                                21

SECTION 2.05. Interest Rates                                   21

SECTION 2.06. Fees                                             23

SECTION 2.07. Optional Termination or Reduction of Commitments 24

SECTION 2.08. Mandatory Reduction and Termination of
             Commitments                                      24

SECTION 2.09. Voluntary Prepayments                            24

SECTION 2.10. Mandatory Prepayments                            25

SECTION 2.11. General Provisions as to Payments                25

SECTION 2.12. Computation of Interest and Fees                 27

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND BORROWINGS                     28

SECTION 3.01. Conditions to Effectiveness                      28

SECTION 3.02. Conditions to Offer Funding Borrowing            29

SECTION 3.03. Conditions to All Borrowings other than Offer
             Funding Borrowings                               30

ARTICLE IV

REPRESENTATIONS AND WARRANTIES                                 31

SECTION 4.01. Corporate Existence and Power                    31

SECTION 4.02. Corporate and Governmental Authorization; No
             Contravention                                    31

SECTION 4.03. Binding Effect                                   31

SECTION 4.04. Financial Information                            31

SECTION 4.05. No Litigation                                    32

SECTION 4.06. Compliance with ERISA                            32

SECTION 4.07. Compliance with Laws; Payment of Taxes           32

SECTION 4.08. Subsidiaries                                     33

SECTION 4.09. Investment Company Act                           33

SECTION 4.10. Public Utility Holding Company Act               33

SECTION 4.11. Ownership of Property; Liens                     33

SECTION 4.12. No Default                                       33

SECTION 4.13. Full Disclosure                                  33

SECTION 4.14. Environmental Matters                            34

SECTION 4.15. Capital Stock                                    34

SECTION 4.16. Margin Stock                                     34

SECTION 4.17. Insolvency                                       35

SECTION 4.18. Insurance                                        35

SECTION 4.19. Millennium Compliance                            35

ARTICLE V

COVENANTS                                                      36

SECTION 5.01. Information                                      36

SECTION 5.02. Inspection of Property, Books and Records        37

SECTION 5.03. Maintenance of Existence                         37

SECTION 5.04. Dissolution                                      38

SECTION 5.05. Consolidations, Mergers and Sales of Assets      38

SECTION 5.06. Use of Proceeds                                  38

SECTION 5.07. Compliance with Laws; Payment of Taxes           38

SECTION 5.08. Insurance                                        39

SECTION 5.09. Change in Fiscal Year                            39

SECTION 5.10. Maintenance of Property                          39

SECTION 5.11. Environmental Notices                            39

SECTION 5.12. Environmental Matters                            39

SECTION 5.13. Environmental Release                            39

SECTION 5.14. Transactions with Affiliates                     40

SECTION 5.15. Restricted Payments                              40

SECTION 5.16. Loans or Advances                                40

SECTION 5.17. Investments                                      40

SECTION 5.18. Liens                                            41

SECTION 5.19. Restrictions on Ability of Subsidiaries to Pay
             Dividends                                        42

SECTION 5.20. Minimum Consolidated Net Worth                   42

SECTION 5.21. Leverage Ratio                                   43

SECTION 5.22. Consolidated Fixed Charges Coverage Ratio        43

SECTION 5.23. Subsidiary Debt                                  43

SECTION 5.24. Certain Covenants Pertaining to the Offer        43

SECTION 5.25. Certain Covenants Pertaining to the Target and its
             Shares                                           43

SECTION 5.26.  Domestic Subsidiaries to be Guarantors          44

SECTION 5.27. Certain Covenants Pertaining to Intercompany Debt44

ARTICLE VI

DEFAULTS                                                       44

SECTION 6.01. Events of Default                                44

SECTION 6.02. Notice of Default                                47

ARTICLE VII

THE AGENT                                                      47

SECTION 7.01. Appointment; Powers and Immunities               47

SECTION 7.02. Reliance by Agent                                48

SECTION 7.03. Defaults                                         48

SECTION 7.04. Rights of Agent as a Bank and its Affiliates     49

SECTION 7.05. Indemnification                                  49

SECTION 7.06  CONSEQUENTIAL DAMAGES                            49

SECTION 7.07. Payee of Note Treated as Owner                   49

SECTION 7.08. Nonreliance on Agent and Other Banks             50

SECTION 7.09. Failure to Act                                   50

SECTION 7.10. Resignation or Removal of Agent                  50

ARTICLE VIII

CHANGE IN CIRCUMSTANCES; COMPENSATION                          51

SECTION 8.01. Basis for Determining Interest Rate Inadequate or
             Unfair                                           51

SECTION 8.02. Illegality                                       51

SECTION 8.03. Increased Cost and Reduced Return                52

SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate
             Loans                                            53

SECTION 8.05. Compensation                                     53

SECTION 8.06. Failure to Pay in Foreign Currency               54

SECTION 8.07. Judgment Currency                                54

ARTICLE VIX

MISCELLANEOUS                                                  55

SECTION 9.01. Notices                                          55

SECTION 9.02. No Waivers                                       55

SECTION 9.03. Expenses; Documentary Taxes                      55

SECTION 9.04. Indemnification                                  56

SECTION 9.05. Setoff; Sharing of Setoffs                       56

SECTION 9.06. Amendments and Waivers                           57

SECTION 9.07. No Margin Stock Collateral                       58

SECTION 9.08. Successors and Assigns                           58

SECTION 9.09. Confidentiality                                  60

SECTION 9.10. Representation by the Banks                      60

SECTION 9.11. Obligations Several                              60

SECTION 9.12. Georgia Law                                      61

SECTION 9.13. Severability                                     61

SECTION 9.14. Interest                                         61

SECTION 9.15. Interpretation                                   62

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction    62

SECTION 9.17. Counterparts                                     62

SECTION 9.18. Source of Funds -- ERISA                         62


EXHIBIT A-1    Form of Dollar Loan Note

EXHIBIT A-2    Form of Foreign Currency Loan Note

EXHIBIT B           Form of Opinion of Counsel for the Borrower
               and the Guarantors

EXHIBIT C           Form of Opinion of Special Counsel for the
               Agent

EXHIBIT D           Form of Notice of Borrowing

EXHIBIT E      Form of Assignment and Acceptance

EXHIBIT F           Form of Compliance Certificate

EXHIBIT G           Form of Closing Certificate

EXHIBIT H      Form of Officer's Certificate

EXHIBIT I      Form of Subsidiary Guaranty

EXHIBIT J      Form of Contribution Agreement

EXHIBIT K      Form of Stock Pledge Agreement

EXHIBIT L      Form of Intercompany Note Pledge Agreement


Schedule 1.01  Material Subsidiaries

Schedule 4.08  Subsidiaries

Schedule 4.14  Environmental Matters

Schedule 5.16  Existing Loans and Advances

Schedule 5.17  Existing Investments

Schedule 5.18  Existing Liens

Schedule 5.23  Existing Subsidiary Debt
                        CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of May 15, 1998, between
GERBER SCIENTIFIC, INC., a Connecticut corporation, the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

          The parties hereto agree as follows:


                           ARTICLE I

                          DEFINITIONS

          SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Additional Amounts" has the meaning set forth in
Section 2.11(d).

          "Adjusted IBOR Rate" has the meaning set forth in
Section 2.05(d).

          "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

          "Agent's Letter Agreement" means that certain letter agreement, dated as of March 10, 1998, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.


          "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

          "Applicable Margin" has the meaning set forth in
Section 2.05(a).

          "Assignee" has the meaning set forth in Section
9.08(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit E.

          "Authority" has the meaning set forth in Section 8.02.

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

          "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

          "Base Rate Loan" means a Loan made in Dollars which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable
Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

          "Borrower" means Gerber Scientific, Inc., a Connecticut corporation, and its successors and its permitted assigns.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans.

          "Bridge Facility" means the facility in the aggregate principal amount of up to $190,000,000 (or 112,000,000 GBP) made available by the Bridge Lender to the Borrower in connection with the acquisition of the Shares and options for the Shares and for related costs pursuant to a Credit Agreement dated as of March 23, 1998.

          "Bridge Lender" means Wachovia, in its capacity as lender under the Bridge Facility.

          "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower or a Subsidiary), whether common or preferred.

          "CERCLA" means the Comprehensive Environmental
Response, Compensation, and Liability Act, 42 U.S.C.  9601 et.
seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental
Response, Compensation, and Liability Information System established pursuant to CERCLA.

          "Change of Law" shall have the meaning set forth in
Section 8.02.

          "Closing Certificate" has the meaning set forth in
Section 3.01(f).

          "Clean-up Period" means the period commencing on the Closing Date and ending on the date which is 90 days after the earlier of (i) the first Offer Funding Borrowing hereunder and
(ii) the first "Offer Funding Borrowing" under the Bridge
Facility.

          "Closing Date" means May 15, 1998.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Section
2.07 or 2.08.

          "Compliance Certificate" has the meaning set forth in
Section 5.01(c).

          "Consolidated Capital Expenditures" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), the sum of all capital expenditures paid in cash during such 4 Fiscal Quarter period by the Borrower and its Consolidated Subsidiaries.

          "Consolidated Dividends" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters the sum of all dividends and other distributions paid during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock)(and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, dividends and other distributions paid by such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period).

          "Consolidated EBITDA" means at any date the sum of the following, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period): (i) Consolidated Net Income (but without deduction for any loss incurred in connection with the sale of the interests in Gerber Systems Corporation); plus (ii) Consolidated Interest Expense; plus (iii) Consolidated Taxes; plus (iv) depreciation expense; plus (v) amortization expense; plus (vi) other non-cash charges.

          "Consolidated Fixed Charges Coverage Ratio" means, at any date, for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters, the ratio of: (i) the sum of (x) Consolidated EBITDA, less (y) Consolidated Capital Expenditures; to (ii) the sum of (x) Consolidated Interest Expense, plus (y) Consolidated Dividends, plus (z) Consolidated Taxes.

          "Consolidated Interest Expense" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such 4 Fiscal Quarter period.

          "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated
Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated
Subsidiaries prepared in accordance with GAAP, but excluding (ii) any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries and (ii) any write-off of the Borrower's interest in Gerber Systems Corporation.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Taxes" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated on a consolidated basis at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), all income tax expense of the Borrower or any of its Consolidated Subsidiaries during such 4 Fiscal Quarter period.

          "Consolidated Total Debt" means, without duplication, all of the following types of Debt of the Borrower and its Consolidated Subsidiaries: (i) obligations for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) obligations as lessee under capital leases,
(iii) obligations to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than a trade letter of credit) or similar instrument, (iv) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), and (v) Debt of the types referred to in clauses (i) through (iv), inclusive, of this definition of Persons other than the Borrower or any Guarantor which are Guaranteed by the Borrower or any Consolidated Subsidiary; provided, that for purposes of this clause (v), there shall be included only 3% of the aggregate amount of the contingent liability from time to time of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement.

          "Contribution Agreement" means the Contribution
Agreement, substantially in the form of Exhibit J, to be executed by the Borrower and the Guarantors,

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid or to be paid under a letter of credit (other than a trade letter of credit) or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to any Hedging Agreement (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Debt of others Guaranteed by such Person, including the aggregate amount of the contingent liability from time to time of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

          "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Agent on the basis of the Exchange Rate.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Dollar Loan" means a Loan made in Dollars, which shall be either a Base Rate Loan or a Euro-Dollar Loan.

          "Dollar Loan Notes" means promissory notes of the Borrower, substantially in the form of Exhibit "A-1", evidencing the obligation of the Borrower to repay the Dollar Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or New York are authorized by law to close.

          "Domestic Subsidiary" means any Subsidiary which is incorporated, organized or created under the laws of the United
States of America or any state, territory or possession thereof or the District of Columbia.

          "Environmental Authority" means any foreign, federal, state, local or regional government of competent jurisdiction or authority under any Environmental Requirement.

          "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites, if any, for conducting the business of the Borrower or any Subsidiary required by any Environmental
Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from any Environmental Requirements, whether or not entered upon consent, or final and binding written agreements with an Environmental Authority arising from or pursuant to any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from any Environmental Requirements.

          "Environmental Notices" means written notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings arising from any Environmental
Requirement.

          "Environmental Releases" means releases as defined in CERCLA or under any Environmental Requirement.

          "Environmental Requirements" means any applicable legal requirement relating to health, safety or the environment that governs or regulates the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Euro-Dollar Loan" means a Loan made in Dollars which bears or is to bear interest at a rate based upon the Adjusted
London Interbank Offered Rate, and to be made as a Euro-Dollar
Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

          "Event of Default" has the meaning set forth in Section
6.01.

          "Exchange Rate" means, on any day, (a) with respect to the Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to the applicable Bloomberg System page or, in the event that such rate does not appear on such page, such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Agent in the market where its foreign currency exchange operations in respect of the Foreign Currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of Dollars, with such Foreign Currency for delivery 2 Fixed Rate Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Foreign Currency Borrowing, or any or all of them, as the context shall require.

          "Fixed Rate Business Day" means (i) with respect to Euro-Dollar Loans, any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market, and (ii) with respect to Foreign Currency Loans, any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the Foreign Currency in the applicable interbank market for such Foreign Currency.

          "Fixed Rate Loans" means Euro-Dollar Loans or Foreign
Currency Loans, as the context shall require.

          "Foreign Currencies" means, individually and collectively, as the context shall require, each of the following, if offered and subject to availability: (i) British pounds sterling, Dutch Guilders, Canadian dollars, Italian lira, German deutschemarks, French francs and Swiss francs; provided, however, with respect to any Borrowing with an Interest Period which commences on or after January 1, 2002, if any such currency has been replaced entirely by the Euro, such currency shall be unavailable and such Borrowing shall instead be in Euros; (ii) on and after January 1, 1999, Euros; and (iii) at the option of the Banks, any other currency which is freely transferable and convertible into Dollars; provided, however, that no such other currency under this clause (iii) shall be included as a Foreign Currency hereunder, or included in a Notice of Borrowing, unless
(x) a Borrower has first submitted a request to the Agent and the Banks that it be so included, and (y) the Agent and the Banks, in their sole discretion, have agreed to such request.

          "Foreign Currency Loan" means a Loan to be made as a Foreign Currency Loan pursuant to the applicable Notice of Borrowing.

          "Foreign Currency Loan Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Foreign
Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "GECC Vendor Program Arrangement" means the arrangements and transaction pertaining to loan and lease financing for purchasers of equipment manufactured by the Borrower and certain of its Subsidiaries described in the Vendor Program Agreement between the Borrower, certain Subsidiaries of the Borrower, and General Electric Capital Corporation dated August 17, 1992, as amended or supplemented from time to time, which arrangement includes, as of the Closing Date, an $85,000,000 upper limit on amount of contingent liability permitted thereunder.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or material performance obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) any contingent obligation of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means (i) the Initial Guarantors; and (ii) any Material Domestic Subsidiary which becomes a Guarantor pursuant to Section 5.26.

          "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et seq. and its implementing regulations and amendments, or in any comparable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any comparable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any comparable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any comparable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.
          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement.

          "IBOR" has the meaning set forth in Section 2.05(d).

          "Initial Guarantors" means Gerber Technology, Inc., a
Connecticut corporation, Gerber Scientific Products, Inc., a
Connecticut corporation and Gerber Coburn Optical, Inc., a
Delaware corporation.

          "Intercompany Note" means any intercompany note in substantially the form attached as Annex 1 to the Intercompany Note Pledge Agreement which is executed in favor of the Borrower or any Initial Guarantor and pledged to the Agent pursuant to the Intercompany Note Pledge Agreement.

          "Intercompany Note Pledge Agreement" means the Intercompany Note Pledge Agreement, substantially in the form of Exhibit L, to be executed and delivered by the Borrower and each of the Initial Guarantors, agreeing to: (i) obtain (x) in the case of the Borrower, from each Material Foreign Subsidiary directly owned by each of the Initial Guarantors or the Target, and (y) in the case of each Initial Guarantor, from each Material Foreign Subsidiary directly owned by it, in each case an Intercompany Note, evidencing all loans and advances made by it to such Material Foreign Subsidiary; and (ii) pledge to the Agent pursuant thereto, for the ratable benefit of the Banks, all such Intercompany Notes.

          "Interest Period" means, (1) with respect to each Fixed
Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter; provided that:

          (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Fixed Rate Business Day shall be extended to the next succeeding Fixed Rate Business Day unless such Fixed Rate Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Fixed Rate Business Day;

          (b) any Interest Period which begins on the last Fixed Rate Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Fixed Rate Business Day of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

     (2) With respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination
Date may be selected.

          "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent. Each Bank may designate a Lending Office for Dollar Loans and a different Lending Office for Foreign Currency Loans, and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

          "Leverage Ratio" means on any date of determination the ratio of Consolidated Total Debt to Consolidated EBITDA; provided, however, that (i) for purposes of determining the Applicable Margin under Section 2.05 and fees under Section 2.06 (but not for purposes of determining compliance with Section 5.21), contingent liability of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement shall not be included as Debt; and (ii) for purposes of determining the Applicable Margin under Section 2.05(ii) and fees under Section 2.06(ii) on the first Performance Pricing Determination Date after the Borrower's Fiscal Year ending April 30, 1998, and for purposes of determining compliance with Section 5.21 for the Fiscal Quarter ending April 30, 1998, Debt of the Target and Debt under this Agreement shall be included as Debt on a proforma basis.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a
Foreign Currency Loan, or any or all of them, as the context shall require.

          "Loan Documents" means this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty, and any other document evidencing or securing the Loans, as such documents and instruments may be amended or supplemented from time to time.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).
          "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

          "Material Domestic Subsidiary" means any Material
Subsidiary which is a Domestic Subsidiary.

          "Material Foreign Subsidiary" means: (i) the Target;
(ii) any other Foreign Subsidiary which is a Material Subsidiary and (iii) any other Foreign Subsidiary which is designated on
Schedule 4.08 (or in a subsequent written notice from the Borrower to the Agent and the Banks) as being a Material Foreign Subsidiary.

          "Material Subsidiary" means any Subsidiary which is directly owned by the Borrower or a Subsidiary, and (a) has assets which constitute more than 5% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries at the end of the most recent Fiscal Quarter, (b) contributed more than 5% of Consolidated Net Income for the 4 most recent Fiscal Quarters then ended (or, with respect to any Subsidiary which is not a Domestic Subsidiary and which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of Consolidated Net Income for such period had it been a Subsidiary for the entire period, as determined on a pro forma basis in accordance with GAAP), or (c) is listed on Schedule 1.01; provided, that in calculating consolidated total assets and Consolidated Net Income for purposes of the foregoing, the assets, liabilities and Net Income of Gerber Systems Corporation shall be disregarded.

          "Moody's" means Moody's Investor Service, Inc.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Net Proceeds of Capital Stock" means any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including as such proceeds for purposes of the foregoing the amount of Debt of the Borrower or any Consolidated Subsidiary canceled in exchange for the issuance of Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

          "Non-US Lender" has the meaning set forth in Section
2.11(e).

          "Notes" means, individually and collectively, as the context shall require, the Dollar Loan Notes and the Foreign
Currency Loan Notes.

          "Notice of Borrowing" has the meaning set forth in
Section 2.02.

          "Other Taxes" has the meaning set forth in Section
9.03.

          "Offer" means the offer by J. Henry Schroder & Co., Limited on behalf of the Borrower to acquire all the outstanding Shares, substantially on the terms and conditions contained in the Offer Document, as such offer may be amended, revised, supplemented or otherwise modified from time to time, consistent with Section 5.24(a).

          "Offer Document" means the Offer Document distributed on April 3, 1998 to the holders of Shares to which the Offer was made.

          "Offer Funding Borrowing" has the meaning set forth in
Section 5.06.

          "Offer Termination Date" means the earliest date, as notified by the Borrower to the Agent (which shall notify the Banks) on which all of the following have occurred: (a) all payments in respect of acceptances of the cash alternative in the Offer have been made in full, (b) no further such acceptances are possible; and (c) all procedures pursuant to Section 428 et seq. of the U.K. Companies Act 1985 that are capable of being implemented have been completed and all payments pursuant thereto to or for the benefit of shareholders of the Target have been made in full.

          "Officer's Certificate" has the meaning set forth in
Section 3.01(g).

          "Participant" has the meaning set forth in Section
9.08(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Pricing Determination Date" has the meaning set forth in Section 2.05(a).

          "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.
          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

          "Pledge Agreements" means the Intercompany Note Pledge
Agreement or the Stock Pledge Agreement, or both, as the context shall require.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Refunding Loan" means a new Loan made on the day on which an outstanding Loan is maturing or a Base Rate Borrowing is being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to
Section 2.02(c) or remitted to the Agent as provided in Section 2.11, in each case as contemplated in Section 2.02(d).

          "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Loans.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

          "Reuters Screen" shall mean, when used in connection with any designated page and IBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to IBOR).

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          "Shares" means (i) the ordinary shares of the Target
(par value 10 pence per share) and (ii) the "A" shares of the Target (par value 10 pence per share).

          "Stock Pledge Agreement" means the Stock Pledge Agreement, substantially in the form of Exhibit K, to be executed and delivered by the Borrower and the Initial Guarantors, agreeing to pledge to the Agent pursuant thereto, for the ratable benefit of the Banks and the Bridge Lender, the capital common stock of (i) the Target at the times specified in Section 5.25(a), and (ii) all Material Foreign Subsidiaries (other than the Target) owned directly by the Borrower or any Initial Guarantor, at such time as any Foreign Subsidiary owned directly by it becomes a Material Foreign Subsidiary.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Subsidiary Guaranty" means the Subsidiary Guaranty, substantially in the form of Exhibit I, to be executed by the Guarantors, unconditionally and jointly and severally Guaranteeing payment of the Loans, the Notes and all other obligations of the Borrower to the Agent and the Banks hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts.

          "Target" means Spandex PLC, which on the date hereof is a public limited company incorporated under the laws of England and Wales.

          "Taxes" has the meaning set forth in Section 2.11(d).

          "Telerate" means, when used in connection with any designated page and the London Interbank Offered Rate or IBOR, the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate or IBOR).

          "Termination Date" means whichever is applicable of (i)
May 15, 2003,(ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.07.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Transferee" means an Assignee, a Participant or other transferee.

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

          "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 4.04).

          SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                           ARTICLE II

                          THE CREDITS

          SECTION 2.01. Commitments to Lend. Each of the Banks agrees, on the terms and conditions set forth herein, to make Loans (which may be, at the option of the Borrower and subject to the terms and conditions hereof, Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans) to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made,

          (i) the sum of the aggregate outstanding principal amount of Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of Foreign Currency Loans by such Bank shall not exceed the amount of its Commitment, and

          (ii) the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans of all Banks and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks shall not exceed the aggregate amount of all of the Commitments.

          The Dollar Equivalent of each Foreign Currency Loan on the date each Foreign Currency Loan is disbursed pursuant hereto shall be deemed to be the amount of such Foreign Currency Loan outstanding for the purpose of calculating the aggregate outstanding principal amount of the Foreign Currency Loans for purposes of the foregoing clause(ii); provided, however, that if at the time of receipt of any Notice of Borrowing, the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks is equal to or greater than 75% of all of the Commitments, then the Dollar Equivalent of each Foreign Currency Loan shall be calculated as of such date, rather than as of the date such Foreign Currency Loans were disbursed, and in the event that, as a result of such calculation, the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans exceeds the aggregate amount of the Commitments, then (i) no Borrowing shall be made in an amount which would cause the limits set forth in the proviso contained in the first sentence of this
Section 2.01 to be exceeded, and (ii) the Foreign Currency Loans shall be subject to mandatory repayment pursuant to the provisions of Section 2.10(b), if applicable, and until such prepayment is made, no additional Borrowings shall be permitted.

          Each Fixed Rate Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) or any larger integral multiple of $1,000,000 (or the Dollar Equivalent thereof in the Foreign Currency); each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $500,000 (except that any such Base Rate Borrowing may be in the amount of the Unused Commitment). Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by
Section 2.09, prepay Loans and reborrow under this Section at any time before the Termination Date.

          Notwithstanding the foregoing, if there shall occur on or prior to the date of any Foreign Currency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agent make it impracticable to make such Foreign Currency Loan, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Foreign Currency Loan shall be made on such date as Base Rate Loans, unless the Borrower notifies the Agent at least two Domestic Business Days before such date that it elects not to borrow on such date.

          SECTION 2.02. Method of Borrowing Loans. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit D, prior to
(x) 9:30 A.M. (Atlanta, Georgia time) for Base Rate Borrowings, on the Domestic Business Day of such Base Rate Borrowing, and (y) 11:00 A.M. (Atlanta, Georgia time), for all Fixed Rate Borrowings, at least 3 Fixed Rate Business Days before each Fixed Rate Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Fixed Rate Business Day in the case of a Fixed Rate
     Borrowing,

          (ii)  the aggregate amount of such Borrowing,

          (iii) whether the Loan comprising such Borrowing is to be a Base Rate Loan, a Euro-Dollar Loan or a Foreign
     Currency Loan, and if such Loans are to be Foreign Currency
     Loans, specifying the Foreign Currency, and

          (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.

          (c) Not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01 (or, with respect to Foreign Currency Borrowings, to the Agent's designated foreign correspondent bank at the address specified by the Agent), which funds shall be in Dollars, if such Borrowing is a Dollar Borrowing, and in the applicable Foreign Currency, if such Borrowing is a Foreign Currency Borrowing, determined pursuant to
Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

          (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be; provided, however, that if the Loan which is to be repaid is a Foreign Currency Loan, the foregoing provisions shall apply only if the new Loan is to be made in the same Foreign Currency.

          (e) Notwithstanding anything to the contrary contained in this Agreement, at the election of the Required Banks, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

          (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans, which shall be in the Dollar Equivalent of such maturing Loans, if such maturing Loans were Foreign Currency Loans.

          (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 10 Fixed Rate Borrowings outstanding at any given time.

          SECTION 2.03. The Notes. (a) The Loans of each Bank shall be evidenced by a single Dollar Loan Note in an amount equal to the original principal amount of such Bank's Commitment and a single Foreign Currency Loan Note, each payable to the order of such Bank for the account of its Lending Office.

          (b)  Upon receipt of each Bank's Notes pursuant to
Section 3.01(b), the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, whether such Loan is a Base Rate Loan, Euro-Dollar Loan or Foreign Currency Loan, and if a Foreign Currency Loan, a specification of the Foreign Currency, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.04. Maturity of Loans. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest
Period applicable to such Borrowing.

          (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

          SECTION 2.05. Interest Rates. (a) "Applicable Margin" means:
          (i) for the period commencing on the Closing Date to July 30, 1998, (x) for any Base Rate Loan, 0.0%, and (z) for any Fixed Rate Loan, 0.625%; and

          (ii) from and after the first Performance Pricing Determination Date occurring after July 30, 1998, (x) for any Base Rate Loan, 0.00% and (y) for each Fixed Rate Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

               Leverage Ratio           Applicable Margin
                < 2.0 to 1.0                 0.25%

                 2.0 to 1.0 but
               <  2.5 to 1.0                 0.40%

                2.5 to 1.0 but
               <  3.0 to 1.0                 0.50%

                3.0 to 1.0                  0.625%

          In determining interest for purposes of this Section
2.05 and fees for purposes of Section 2.06(ii), the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.05 or fees pursuant to Section 2.06(ii), the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date on which such financial statements are delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (x) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (y) no fees or interest shall be decreased pursuant to this Section 2.05 or
Section 2.06(ii) if a Default is in existence on the Performance Pricing Determination Date.

          (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3
months after the first day thereof.   Any overdue principal of
and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term equal to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Fixed Rate Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by the principal London offices of not less than 2 leading money center banks in New York City, selected by the Agent, at approximately 11:00 A.M., London time, 2 Fixed Rate Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          "Adjusted IBOR Rate" means, with respect to each Interest Period for a Foreign Currency Loan, the sum of (i) the rate obtained by dividing (A) IBOR for such Interest Period by
(B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Foreign Currency Loan is in British pounds sterling, a percentage sufficient to compensate the Banks for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

          "IBOR" means, for any Interest Period, with respect to Foreign Currency Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing on Telerate Page 3750, or, if Telerate is unavailable the Reuters Screen Page FRBD, FRBE, FRBF or FRBG, as applicable, or, if it is unavailable on either Telerate or the Reuters Screen, then such rate shall be determined by the Agent from any other interest rate reporting service of recognized standing designated in writing by the Agent to the Borrower as of 11:00 A.M. (London, England time) on the day that is two Fixed Rate Business Days prior to the first day of the Interest Period.

          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (f)       After the occurrence and during the
continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required
Banks, bear interest at the Default Rate.

          SECTION 2.06. Fees.  The Borrower shall pay to the
Agent: (i) for the sole account of the Agent, the fees payable to it pursuant to the Agent's Letter Agreement, payable at the times specified therein; and (ii) for the ratable account of each Bank, a facility fee, calculated in the manner provided in the last paragraph of Section 2.05(a)(ii), if applicable, on the aggregate daily amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank), at a rate per annum equal to: (x) for the period commencing on the Closing Date to the first Performance Pricing Determination Date following the Borrower's Fiscal Year ending April 30, 1998, 0.25%; and (y) from and after the first Performance Pricing Determination Date following the Borrower's Fiscal Year ending April 30, 1998, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:

          Leverage Ratio      Facility Fee

           < 2.0 to 1.0            0.125%

           2.0 to 1.0 but
          <  2.5 to 1.0             0.150%

           2.5 to 1.0 but
          <  3.0 to 1.0             0.20%

           3.0 to 1.0                  0.25%

Such facility fees shall accrue from and including the Closing
Date to (but excluding the Termination Date) and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

          SECTION 2.07. Optional Termination or Reduction of
Commitments.  The Borrower may, upon at least 3 Domestic Business
Days' notice to the Agent, terminate at any time, or proportionately reduce the Unused Commitment from time to time by an aggregate amount of at least $5,000,000 and any larger incremental multiple of $1,000,000.

          SECTION 2.08. Mandatory Reduction and Termination of
Commitments.  The Commitments shall terminate on the Termination
Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.09. Voluntary Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Bank, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 and any incremental multiple of $500,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

          (b) The Borrower may, upon at least 3 Fixed Rate Business Days' notice to the Bank, prepay any Fixed Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) and any incremental multiple of $1,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, plus any amount required to be paid pursuant to Section 8.05(a).

          (c) Upon receipt of a notice of prepayment pursuant to this Section 2.09, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

          SECTION 2.10. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.07, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans (including the Dollar Equivalent of any Foreign Currency Loans) does not exceed the aggregate amount of the Commitments as then reduced.

          (b) If the Agent determines at any time (either on its own initiative or at the request of the Required Banks) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each Foreign Currency Loan to its Dollar Equivalent on the date of calculation) at any time is equal to or exceeds 105% of the aggregate amount of the Commitment less the outstanding aggregate amount of all Base Rate Loans and Euro-Dollar Loans, then upon 3 Fixed Rate Business Days' written notice from the Agent, the Borrower shall prepay an aggregate principal amount of Loans as is necessary to eliminate the excess, plus any amount required to be paid pursuant to
Section 8.05(a). Nothing in the foregoing shall require the Agent to make any such calculation unless expressly requested to do so by the Required Banks.

          (c)  Each such payment or prepayment under paragraph
(a) or (b) above shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: first, to Base Rate Loans, and then to Euro-Dollar Loans or Foreign Currency Loans, at the option of the Borrower.

          SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) below with respect to Foreign Currency Loans) immediately available at the place where payment is due, to the Agent at its address set forth on the signature pages hereof.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Fixed Rate Loans shall be due on a day which is not a Fixed Rate Business Day, the date for payment thereof shall be extended to the next succeeding Fixed Rate Business Day unless such Fixed Rate Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Fixed Rate Business Day.



          (c) All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency in which borrowed; provided, however, with respect to any Borrowing of any Foreign Currency which during the Interest Period therefor has been replaced entirely by the Euro, such Foreign Currency Borrowing may be repaid in Euros.

          (d) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding, with respect to the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder (i) taxes imposed on or measured by its net income, franchise taxes and branch profits taxes imposed on it, in each case, by the jurisdiction under the laws of which such recipient is organized or any political subdivision thereof and, in the case of any Bank, taxes imposed on such Bank (or Transferee) as a result of any present or former connection between such Bank (or Transferee) and the jurisdiction of the governmental authority or taxing authority imposing such tax or any political subdivision thereof or therein (other than solely as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder) and (ii) any taxes that are attributable to the failure of any Non-U.S. Lender) to comply with this Section 2.11(d) (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Agent or such Bank (or Transferee), as the case may be, in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Agent or such Bank (or Transferee) additional amounts ("Additional Amounts") as may be necessary in order that the amount received by the Agent or such Bank (or Transferee) after the required withholding or other payment shall equal the amount the Agent or such Bank (or Transferee) would have received had no such withholding or other payment been made.

          In the event a Bank (or Transferee) receives a refund of any (i) Taxes paid by the Borrower, or as to which tax the Borrower has paid Additional Amounts, pursuant to this Section 2.11(d) or Other Taxes, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Bank (or Transferee) is required to return such refund, the Borrower shall promptly repay to such Bank (or Transferee) the amount of such refund.

          (e) If a Bank (or Transferee) is not a United States person as defined in Section 7701(a) (30) of the Code (a "Non-U.S. Lender"), and such Bank (or Transferee) is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Bank (or Transferee) shall deliver to the Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     The Borrower shall not be required to pay any Additional Amounts in respect of any withholding tax pursuant to Section 2.11(d) to the extent that the obligation to withhold amounts with respect to such withholding tax (i) was in effect and would apply to amounts payable to a Non-U.S. Lender (A) on the date such Non-U.S. Lender became a party to this Agreement, or, (B) if a Bank (or Transferee) changes its applicable lending office by designating a different lending office, on the date such Bank (or Transferee) designates such different lending office or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by a Non-U.S. Lender to comply with the provisions of this Section 2.11(e).

          (f) If a Bank (or any Transferee) claims Additional Amounts pursuant to Section 2.11(d), it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its applicable lending office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates if the making of such filing, change or assignment would avoid the need for, or reduce the amount of, such Additional Amounts that may thereafter accrue and would not, in the sole determination of such Bank (or Transferee) be otherwise disadvantageous to such Bank (or Transferee).

          (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in Section 2.11(c) through (f), inclusive, shall be applicable with respect to any Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of (i) a year of 365 or 366 days, as the case may be, if calculated based on the Prime Rate, and (ii) 360 days, if calculated based on the Federal Funds Rate, and in each case paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Fixed Rate Loans shall be computed on the basis of a year of 360 days, except for any Foreign Currency Loans outstanding in British pounds sterling or in Canadian dollars or, if selected as a Foreign Currency pursuant to clause
(iii) of the definition of "Foreign Currency," in Australian dollars, Belgian francs, Irish punts or New Zealand dollars, which shall be computed on the basis of a year of 365 or 366 days, as the case may be, and in each case paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                          ARTICLE III

           CONDITIONS TO EFFECTIVENESS AND BORROWINGS

          SECTION 3.01. Conditions to Effectiveness. The effectiveness of this Agreement and the Commitments and other obligations of the Agent and the Banks hereunder are subject to the receipt by the Agent of the following (as to the documents described in paragraphs (a),(d), (e) and (f) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

          (a) a duly executed counterpart of this Agreement signed by the Borrower;

          (b) a duly executed Dollar Loan Note and a duly executed Foreign Currency Loan Note for the account of each Bank complying with the provisions of Section 2.03;

          (c)  a duly executed counterpart of each of the Pledge
     Agreements signed by the Borrower and each of the Initial
     Guarantors;

          (d) an opinion letter (together with any opinions of local counsel relied on therein) of each of (i) Richard F. Treacy, Jr., Esq., General Counsel of the Borrower, and (ii) Cravath, Swaine & Moore, counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

          (e) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

          (f) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default is in existence on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article IV are true in all material respects on and as of the Closing Date, except to the extent any such representation or warranty relates to an earlier date;

          (g) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower or any Guarantor, the corporate authority for and the validity of this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty and the Contribution Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, certificates from the Borrower and each Guarantor substantially in the form of Exhibit H (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower or the relevant Guarantor, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower or the Guarantor, as the case may be, authorized to execute and deliver the Loan Documents on behalf of such entity, and certified copies for each such entity of the following items: (i) the Certificate of Incorporation, (ii) the Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of such entity as to the good standing of the entity in such jurisdiction, and (iv) the action taken by the Board of Directors of such entity authorizing the entity's execution, delivery and performance of the Loan Documents to which such entity is a party;

          (h) (A) for the account of each Bank, an upfront fee (payable by the Agent from amounts received by it pursuant to clause (B) below)in such amounts as have been agreed to by the Agent and the Banks; and (B) for the account of the Agent, the fees payable on the Closing Date pursuant to the Agent's Letter Agreement;

          (i) the Subsidiary Guaranty, duly executed by each Initial Guarantor;

          (j) the Contribution Agreement, duly executed by each Initial Guarantor and the Borrower; and

          (k) evidence that all amounts outstanding and accrued under or with respect to the promissory note in the original principal amount of $40,000,000 payable to Wachovia dated February 23, 1998 have been paid in full and such promissory note has been cancelled.

          SECTION 3.02. Conditions to Offer Funding Borrowings.
The obligation of the Bank to make any Loan which constitutes an Offer Funding Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Bank of a Notice of Borrowing;

          (b) the fact that, immediately after such Borrowing, the conditions set forth in the proviso contained in the first paragraph of Section 2.01 shall have been satisfied;

          (c) the fact that, immediately before and after such Borrowing (but not including the Target or its subsidiaries as Subsidiaries for purposes hereof), no Default shall have occurred and be continuing under Section 6.01;

          (d) the fact that the representations and warranties set forth in Article IV shall be true and correct in all material respects on the date of any such Borrowing with the same effect as though made on such date (unless such representations expressly relate to an earlier date, in which such case they shall be true and correct in all material respects on and as of such earlier date);

          (e) the fact that all of the material conditions in the Offer shall have been satisfied or waived with the consent of the Agent and the Banks, and the Borrower not having lowered the percentage acceptance level required for satisfaction of either of conditions (a) or (b) of the Offer (as the same are set forth in the Offer Document) below 75% without the consent of the Agent and the Banks;

          (f) the fact that the Borrower shall have declared the Offer unconditional in all respects;

          (g) evidence satisfactory to the Agent that the Borrower will not pay more than 3.25 GBP per share for the tendered Shares; and

          (h) the fact that, as a result of the Borrowing and the transactions contemplated hereby, to the best of the Borrower's knowledge, no Default shall have occurred and be continuing under Section 6.01 with respect to the Target or its subsidiaries as Subsidiaries for purposes hereof.

     Each Offer Funding Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (c) through (h), inclusive, of this Section 3.02.

          SECTION 3.03. Conditions to All Borrowings other than Offer Funding Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing that is not an Offer Funding Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing, except to the extent any such representation or warranty relates to an earlier date; and

          (d) the fact that, immediately after such Borrowing, the conditions set forth in the proviso contained in the first paragraph of Section 2.01 shall have been satisfied.

Each Borrowing hereunder which is not an Offer Funding Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. Each of the Borrower and each of the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted, except where the failure to so qualify does not have and could not reasonably be expected to cause a Material Adverse Effect.

          SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Pledge Agreements and the other Loan Documents, and the execution, delivery and performance by each Guarantor of the Subsidiary Guaranty and the Pledge Agreements (i) are within the Borrower's or Guarantor's respective corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official (except such actions as are required in the United Kingdom with respect to the Offer, all of which are being taken),
(iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any Guarantor or any injunction, order or decree binding upon the Borrower or any of its Subsidiaries, (v) do not contravene, or constitute a default under, any material agreement, judgment or other material instrument binding upon the Borrower or any of its Subsidiaries, and (vi) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except in favor of the Agent pursuant to the Pledge Agreements.

          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Pledge Agreements and the other Loan Documents to which it is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, and the Subsidiary Guaranty and the Pledge Agreements, when executed and delivered in accordance with this Agreement, will constitute a valid and binding agreement of each Guarantor enforceable in accordance with its terms, provided that in each case the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 30, 1997 and the related consolidated statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP, copies of which have been delivered to the Bank, and the unaudited consolidated financial statements of the Borrower for the interim period ended January 31, 1998, copies of which have been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated (subject to the absence of footnotes and to normal year-end adjustments in the case of such unaudited statements).

          (b) Since April 30, 1997, except as disclosed to the Banks in writing on or prior to the date of this Agreement, there has been no event, act, condition or occurrence having a Material
Adverse Effect.

          SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty or any of the other Loan Documents.

          SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than the payment of premiums), except for any instances of non-compliance or any liability, neither of which has and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default.

          (b) Except as disclosed to the Agent and the Banks, neither the Borrower nor any member of the Controlled Group is or has within the last 4 years been obligated to contribute to any Multiemployer Plan.

          SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except where the failure to so comply does not have and could not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except where the failure to so file and pay does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended April 30, 1994.

          SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify or have any such licenses, authorizations, consents and approvals does not have and could not reasonably be expected to cause a Material Adverse Effect. The Borrower has no Subsidiaries on the date hereof, except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation. As of the Closing Date, there are no existing Foreign Subsidiaries which are Material Foreign Subsidiaries, other than the Target.

          SECTION 4.09. Investment Company Act.  Neither the
Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in
Section 5.18.

          SECTION 4.12. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Agent and the Banks any and all facts known to it which could reasonably be expected to have or cause a Material Adverse Effect. So far as the Borrower is aware, the contents of the Offer Document do not contain any untrue statement by the Borrower or omit to make any statement the omission of which makes the statements therein misleading and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful consideration by the Borrower. To the best of its knowledge (based on the due diligence which the Borrower has been permitted to perform), the Borrower has disclosed to the Agent and the Banks all material facts concerning the Target and its Subsidiaries which could give rise to an Event of Default which would be subject to the Clean-up Period.

          SECTION 4.14. Environmental Matters. Except as identified in Schedule 4.14 and for any of the following which would not have and could not reasonably be expected to cause a Material Adverse Effect:

          (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability, and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or any comparable state statute. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or (iii) any comparable list arising from a state statute comparable to CERCLA.

          (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

          (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

          SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim, except as permitted by Section 5.18. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim, except as permitted by Section 5.18.

          SECTION 4.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

          SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as defined in 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA or
Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

          SECTION 4.18. Insurance. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

          SECTION 4.19. Millennium Compliance. All computer systems used by the Borrower and its Subsidiaries which are necessary in the conduct of their business will be capable of the following, before, during and/or after January 2000:

          (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

          (b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

          (c) responding to and processing two digit year input without creating any ambiguity as to the century; and

          (d) storing and providing date input information without creating any ambiguity as to the century.


                           ARTICLE V

                           COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under the Notes remains unpaid:

          SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing, with such certification to be free of material exceptions and qualifications not acceptable to the Required Banks in their reasonable judgment;

          (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of earnings for such Fiscal Quarter, and statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter or Fiscal Year to date, as applicable, and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, conformity to GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.16 through 5.18, inclusive, and
     5.20 through 5.23, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention during the course of their examination to cause them to believe that any Default existed on the date of such financial statements (which statement may be limited to the extent required by accounting rules or guidelines);

          (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the Exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries sufficient to permit the preparation of financial statements in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, upon reasonable prior notice, representatives of any Bank at the such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

          SECTION 5.03. Maintenance of Existence. The Borrower shall, and shall cause each Material Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields (and fields related thereto) as such business is now carried on and maintained; provided, that the foregoing shall not prohibit any dissolution, liquidation, consolidation or merger permitted under Sections 5.04 or 5.05.

          SECTION 5.04. Dissolution. Neither the Borrower nor any of its Material Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except (i) if the Borrower's Board of Directors or an Executive Committee thereof determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Banks or (ii) through corporate reorganization to the extent permitted by Section 5.05.

          SECTION 5.05. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Material Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (b) Subsidiaries of the Borrower may merge with the Borrower and with one another.

          SECTION 5.06. Use of Proceeds. The proceeds of the Loans may be used (i) for the purchase of the Shares of the Target pursuant to the Offer (any Loan the proceeds of which will be used, directly or indirectly, for such purpose being an "Offer Funding Borrowing"), (ii) for the purchase or cancellation of existing stock options of the Target (including the cash cancellation of options), (iii) for the refinancing of any "Loan Notes" issued pursuant to and as defined in the Offer, (iv) for transaction costs incurred in connection with the Offer (including, without limitation, the fees and expenses of any professional advisors and any stamp, duty or other tax charge),
(v) to satisfy all Debt of the Target, (vi) to repay all Debt (including all outstanding principal and accrued and unpaid interest, fees and expenses) to the Bridge Lender under the Bridge Facility and to refinance the Bridge Facility pursuant to
Section 5.25(c), (vi) to pay the fees payable pursuant to Sections 2.06 and 3.01(h), and (vii) after the Offer Termination Date and repayment and termination of the Bridge Facility pursuant to Section 5.25(c), for working capital and general corporate purposes. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (x) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.17 would not be violated, (y) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (z) for any purpose in violation of any applicable law or regulation.

          SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Material Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where the failure to so comply does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default. The Borrower will, and will cause each of its Material Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which the Borrower will set up reserves in accordance with GAAP and except where the failure to so pay does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default.

          SECTION 5.08. Insurance. The Borrower will maintain, and will cause each of its Material Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property of material value or material to the conduct of its business in at least such amounts and against at least such risks (including public liability and worker's compensation) as are customarily insured against by companies of established repute engaged in the same or similar business operating in the same or similar locations.

          SECTION 5.09. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required
Banks, which consent will not be unreasonably withheld.

          SECTION 5.10. Maintenance of Property. The Borrower shall, and shall cause each Material Subsidiary to, maintain all of its material properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

          SECTION 5.11. Environmental Notices. The Borrower shall furnish to the Agent and the Banks timely written notice of all material Environmental Liabilities, material pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and material Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

          SECTION 5.12. Environmental Matters. Except in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements, the Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials.

          SECTION 5.13. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act timely to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, except where the Borrower is contesting its obligation to do so before the appropriate Environmental Authority and is maintaining adequate and appropriate reserves under GAAP.

          SECTION 5.14. Transactions with Affiliates. Neither the Borrower nor any of its Material Subsidiaries shall enter into, or be a party to, any transaction involving $100,000 or more with any Affiliate of the Borrower or such Material Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Borrower or such Material Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

          SECTION 5.15. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year unless, after giving effect thereto, no Default shall be in existence or be created thereby.

          SECTION 5.16. Loans or Advances. Neither the Borrower nor any of its Material Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except: (i) loans or advances to employees (other than travel advances) not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on March 31, 1998; and (ii) deposits required by government agencies or public utilities; (iii) loans or advances from the Borrower to any Guarantor or (from and after the Offer Termination Date) to the Target or from any Guarantor to any other Guarantor or (from and after the Offer Termination Date) to the Target; (iv) existing loans and advances described on Schedule 5.16; (v) loans or advances made by the Borrower or any Initial Guarantor to a Material Foreign Subsidiary, provided that such loans and advances are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement; (vi) loans or advances by the Target to its subsidiaries in existence on the Offer Termination Date, which loans and advances in existence as of the Closing Date are described on Schedule 5.16; and (vii) loans or advances made by the Borrower or any Guarantor or, after the Offer Termination Date, the Target, to any Foreign Subsidiary or by any Material Foreign Subsidiary to the Borrower or to another Foreign Subsidiary, not otherwise permitted by this Section 5.16 and not exceeding $10,000,000 in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

          SECTION 5.17. Investments. Neither the Borrower nor any of its Material Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except pursuant to the Offer, except Investments in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's,
(iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause
(ii) above, (vi) Investments existing on the date hereof and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section, (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes,
(ix) Investments in Guarantors and/or (x) if Borrower has delivered to the Agent prior to making any such Investment pro forma financial statements demonstrating compliance with Sections 5.20, 5.21, 5.22 and 5.23 that are acceptable to Agent in all material respects, other Investments which do not violate
Section 5.03 and which do not at any time exceed (A) $25,000,000 for any Investment, or (B) $75,000,000 in the aggregate for all Investments in any Fiscal Year; provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

          SECTION 5.18. Liens. Except for Liens in favor of the Agent created under the Loan Documents, neither the Borrower nor any Material Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens which are (i) in existence on the Closing Date, (ii) listed on Schedule 5.18(a), and (iii) securing Debt permitted by this Agreement; provided that after the Closing Date no such Lien is spread to cover any additional property and that the amount of Debt secured thereby is not increased;

          (b) Liens securing Debt owing by any Subsidiary to the Borrower permitted by Section 5.16;

          (c) any Lien incurred in connection with the GECC Vendor Program Arrangement (which shall be limited to the assets which are subject to and financed in connection with such arrangement and assets directly related thereto);

          (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (e) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and
     (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (f) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.07;

          (g) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section
     6.01;

          (h) any Lien existing on any fixed or capital asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (i) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests and the Debt secured thereby are incurred prior to or within 3 months after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed 70% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any subsidiary; and

          (j) Other Liens securing Debt not in excess of an aggregate amount of $5,000,000.

          SECTION 5.19. Restrictions on Ability of Subsidiaries to Pay Dividends. The Borrower shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

          SECTION 5.20. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $200,000,000 plus the sum of (i) 50% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

          SECTION 5.21. Leverage Ratio. The Leverage Ratio will not at any time exceed: (i) from the Closing Date through and including the Fiscal Year ending April 30, 1999, 3.5 to 1.0; and
(ii) for all periods thereafter, 3.0 to 1.0.

          SECTION 5.22. Consolidated Fixed Charges Coverage
Ratio.  At the end of each Fiscal Quarter, the Consolidated Fixed
Charges Coverage Ratio shall not have been less than 1.50 to 1.0.

          SECTION 5.23. Subsidiary Debt. The Borrower shall not permit any Consolidated Subsidiary to create, assume or suffer to exist any Debt, except (i) Debt in existence on the date hereof (or incurred pursuant to a revolving credit commitment in existence on the date hereof) and listed on Schedule 5.23 and not described in any other clause of this Section 5.23, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; (ii) Debt evidenced by "Loan Notes" issued pursuant to and as defined in the Offer; (iii) intercompany Debt permitted by
Section 5.16; (iv) Debt to the Bank created under the Loan Documents, and(v) contingent obligations under the GECC Vendor Program up to $85,000,000, and (vi) other Debt which does not at any time exceed $5,000,000.

          SECTION 5.24. Certain Covenants Pertaining to the Offer. (a) The Offer was made solely pursuant to the Offer Document. The Offer will not be amended, revised, supplemented or otherwise modified in any material respect without the consent of the Banks. The Borrower will comply with all applicable laws and regulations of all regulatory bodies and authorities relating to the Offer.

          (b) The Borrower will keep the Agent and the Banks informed as to the progress of the Offer and will provide the Agent and the Banks with any information as the Agent or any Bank may reasonably request.

          (c) The Borrower will make full disclosure to the Agent and the Banks in writing as soon as practicable of all information which comes to the attention of the Borrower which is material to the decision whether to waive any condition of the Offer or which suggests that any condition to the Offer will or may not be satisfied, or will or may required to be waived.

          SECTION 5.25. Certain Covenants Pertaining to the Target and its Shares. (a) The Borrower shall, within 5 Business Days after the Offer Termination Date (or such later date on which they are available to the Borrower), deliver to the Agent the stock transfer forms and share certificates relating to the Shares which are in certificated form.

          (b) On the Offer Termination Date, the Borrower shall furnish to the Agent a certificate listing all outstanding Debt of the Target, and all such Debt shall be repaid in full within 10 Domestic Business Days after the Offer Termination Date.

          (c) On the Offer Termination Date, the Borrower shall pay in full all outstanding principal and accrued and unpaid interest, fees and expenses to the Bridge Lender under the Bridge
Facility and cause the Bridge Facility to be terminated.

          SECTION 5.26. Domestic Subsidiaries to be Guarantors. Any Domestic Subsidiary (whether existing on the Closing Date or acquired or created thereafter) must become a Guarantor promptly upon becoming a Domestic Subsidiary, by (x) executing and delivering to the Agent a counterpart of the Guaranty and a counterpart of the Contribution Agreement, thereby becoming a party to each of them, (y) delivering to the Agent an opinion of counsel to such Subsidiary, in form and substance satisfactory to the Agent in its reasonable discretion, the form attached hereto as Exhibit B, and (z) delivering to the Agent documents pertaining to the Subsidiary reasonably requested by the Agent of the types described in paragraph (g) of Section 3.01.

          SECTION 5.27. Certain Covenants Pertaining to Intercompany Debt. The Borrower shall, and shall cause each of the Initial Guarantors to, within 10 Business Days after any Foreign Subsidiary (other than the Target) becomes a Material Foreign Subsidiary, obtain and deliver to the Agent (as Collateral Agent pursuant to the Intercompany Note Pledge Agreement) an Intercompany Note of such Material Foreign Subsidiary evidencing all loans and advances which may be made by the Borrower or the Initial Guarantors to such Material Foreign Subsidiary.

                           ARTICLE VI

                            DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.02(ii), 5.03 through 5.06, inclusive, Sections 5.15 or 5.16, or Sections
     5.19 through 5.25, inclusive, or Section 5.27; or

          (c) the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or in the Pledge Agreements, the Subsidiary Guaranty or any other Loan Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower or the Guarantor by the Agent at the request of any Bank or (ii) the Borrower or any Guarantor otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower or any Guarantor in Article IV of this Agreement or in the Pledge Agreements or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Material Subsidiary shall fail to make any payment in respect of Debt in the aggregate amount of $5,000,000 or more outstanding (other than the Notes) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt in the aggregate amount of $5,000,000 or more outstanding of the Borrower or any Material Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Material Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any amount equal to or in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall incur any withdrawal liability with respect to, a Multiemployer Plan, in each of the foregoing cases if the amount of unfunded liability with respect of any such terminated plan is equal to or in excess of $5,000,000; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Material Subsidiary under Section 4068 of ERISA and in either case such lien is for an amount equal to or in excess of $5,000,000 and shall remain undischarged for a period of 25 days after the date of filing; or

          (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).

then, and in every such event the Agent (i) shall if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

     Notwithstanding anything to the contrary in the preceding paragraph, during the Clean-up Period, the Agent and the Banks may not declare that an Event of Default has occurred, or terminate the Commitments or declare the Loans to be due and payable as a result solely of one or more Defaults insofar as such Default or Defaults relate to or involve the Target (excluding the Target's Debt, which shall be paid in accordance with Section 5.25(b)); provided that the event or circumstance giving rise to such Default, or the result of such Default, is capable of being cured or remedied during the Clean-up Period; and provided further, that the Agent and the Banks shall be entitled to exercise any and all rights and remedies granted to them hereunder and under the Loan Documents or at law or in equity with respect to an occurrence or continuation of any such Default or Event of Default after the expiration of the Clean-up Period.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                          ARTICLE VII

                           THE AGENT

          SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions reasonably satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

          SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          SECTION 7.04. Rights of Agent as a Bank and its Affiliates. With respect to the Loans made by the Agent and any Affiliate of the Agent, the Agent in its capacity as a Bank hereunder and any Affiliate of the Agent or such Affiliate, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if the Bank were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

          SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          SECTION 7.06 CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent Transferee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

          SECTION 7.08. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

          SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

          SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed), on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                          ARTICLE VIII

             CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 8.01. Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period:

          (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Agent that the London Interbank Offered Rate or IBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make such type of Fixed Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Borrower pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loans, as the case may be, of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loan, as the case may be, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loans, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), and (B) with respect to any Foreign Currency Loan any such requirement included in the applicable Adjusted IBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or
          (ii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by such Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, any Bank may use any reasonable averaging and attribution methods.

          (d) Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute waiver of such Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate any Bank pursuant to this Section for any increased costs or reductions incurred more that 120 days prior to the date that such Bank notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided, further, that if the Change of Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) The provisions of this Section 8.03 shall be applicable with respect to any Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Transferee.

          SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Fixed Rate Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Fixed Rate Business Days' prior notice to such Bank (with a copy to the Agent), have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower (with a copy to the Agent) that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be made instead either (A) as Base Rate Loans, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, or (C) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as the Borrower may elect in the notice to such Bank (with a copy to the Agent) referred to hereinabove, and

          (b) after each of its Euro-Dollar Loans or Foreign Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

          (a)  any payment or prepayment (pursuant to Section
2.09, 2.10, 6.01, 8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan;
or

          (b)  any failure by the Borrower to prepay a Fixed Rate
Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c)  any failure by the Borrower to borrow a Fixed Rate
Loan on the date for the Fixed Rate Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section
2.02; or

          (d)  any failure by the Borrower to pay a Foreign
Currency Loan in the applicable Foreign Currency;

such compensation to include, without limitation, as applicable:
(A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan), or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by lending banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan); or (B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency Loan).

          SECTION 8.06. Failure to Pay in Foreign Currency. If the Borrower is unable for any reason to effect payment of a Foreign Currency Loan in the Foreign Currency as required by this Agreement or if the Borrower shall default in the payment of a Foreign Currency Loan, each Bank may, through the Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment; provided, however, with respect to any Borrowing of any Foreign Currency which during the Interest Period therefor has been replaced entirely by the Euro, such Foreign Currency Borrowing may be repaid in Euros. In any case in which the Borrower shall make such payment in Dollars, the Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to the relevant Foreign Currency between the date such payment became due and the date of payment thereof.

          SECTION 8.07. Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency (other than, with respect to any Foreign Currency which has been replaced entirely by the Euro, a conversion into Euros), the rate of exchange used shall be the Agent's spot rate of exchange for the purchase of such Foreign Currency with such other currency at the close of business on the Fixed Rate Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Fixed Rate Business Day following receipt by the Agent of any payment in a currency other than the relevant Foreign Currency the Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Banks for the shortfall.


                          ARTICLE VIX
                         MISCELLANEOUS

          SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or
(iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under the Notes or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Banks against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents ("Other Taxes").

          SECTION 9.04. Indemnification. The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified. The provisions of this Section 9.04 constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          SECTION 9.05. Setoff; Sharing of Setoffs.   (a) The
Borrower hereby grants to the Agent and each Bank a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

          (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.
          SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or lower the rate of interest on any Loan or lower any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, (viii) release any Guarantor from its obligations under the Subsidiary Guaranty or release any other Guarantee given to support payment of the Loans, (ix) amend, or waive any Event of Default under, any of Sections 2.08, 5.26, 6.01(a), or this Section 9.06(a).

          (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to the Bank, any Notes held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any regularly scheduled date for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans (other than the release of any such collateral of a Subsidiary that is sold in accordance with Section 5.05), or (vi) the release of any Guarantor from its obligations under the Subsidiary Guaranty or the release any other Guarantee given to support payment of the Loans (other than a Guarantor that is sold, or a Guarantee of a Subsidiary that is sold, in accordance with Section 5.05). Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Loans and Commitments, a proportionate part of all its Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank or an Affiliate of a Bank, subject to clause (iii) below, by the Borrower); provided that
(i) no interest may be sold by a Bank pursuant to this paragraph
(c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment to an Assignee that is not then a Bank or an Affiliate of a Bank, then the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000 and (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower and the Agent, which consent
shall not be unreasonably withheld.   Upon (A) execution of the
Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $3,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued each of such Assignee and such transferor Bank and such transferor Bank.

          (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Transferee and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower or the Agent pursuant to this Agreement or which has been delivered to such Bank by the Borrower or the Agent in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section
8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

          SECTION 9.09. Confidentiality. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower (either directly or through the Agent) to it which pertains to the financial condition, operations, business or properties of the Borrower and its Subsidiaries, or which constitutes other information which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (i) of the immediately preceding sentence, to the extent permitted by law, the relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

          SECTION 9.10. Representation by the Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Notes held by the Bank shall at all times be within its exclusive control.

          SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          SECTION 9.12. Georgia Law.  This Agreement and each
Notes shall be construed in accordance with and governed by the laws of the State of Georgia.

          SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

          SECTION 9.14. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Notes and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

          SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby,
(b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section
9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent or any Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

          SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 9.18. Source of Funds -- ERISA. Each of the Banks hereby severally (and not jointly) hereby represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.







       [Signatures are contained on the following pages.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                              GERBER SCIENTIFIC, INC.      (SEAL)


                              By:
                                   --------------------------
                                   Gary K. Bennett
                                   Senior Vice President and
                                   Chief Financial Officer

                              Gerber Scientific, Inc.
                              83 Gerber Road West
                              South Windsor, Connecticut 06074
                              Attention: Chief Financial
Officer
                              Telecopier number: 860-644-7948
                              Confirmation number: 860-648-8004


COMMITMENTS                   WACHOVIA BANK, N.A.,
                              as Agent and as a Bank
                                                           (SEAL)

$45,000,000                   By:
                                   ---------------------
                                   Jeffrey S. Nurkiewicz
                                   Vice President

                              Lending Office
                              Wachovia Bank, N.A.
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303-1757
                              Attention: Syndications Group
                              Telecopier number:   404-332-6898
                              Confirmation number: 404-332-1288

                              BANKBOSTON, N.A.,
                              as a Bank
                                                           (SEAL)

$35,000,000                   By:
                                   -------------------------
                                   Name:
                                   Title:

                              Lending Office
                              BankBoston, N.A.
                              100 Federal Street, MS 01-10-02
                              Boston, Massachusetts 02110
                              Attention: Mr. Harvey H. Thayer, Jr.
Facsimile:                    617-434-0601
                              Telephone:     617-434-1996

                              FLEET NATIONAL BANK,
                              as a Bank
                                                           (SEAL)

$35,000,000                   By:
                                   ------------------------
                                   Name:
                                   Title:

                              Lending Office
                              Fleet National Bank
                              777 Main Street - CTM0824B
                              Hartford, Connecticut  06115
                              Attention: Ms. Marlene Haddad
                              Facsimile:     860-986-5754
                              Telephone:     860-986-5764

                              ABN AMRO BANK, N.V.,
                              as a Bank
                                                           (SEAL)

$17,500,000                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                              Lending Office
                              ABN AMRO Bank N.V.
                              1 Post Office Square-39th Floor
                              Boston, Massachusetts 02109
                              Attention: Mr. James S. Adelsheim
                              Facsimile:     617-988-7910
                              Telephone:     617-988-7930

                              FIRST UNION NATIONAL BANK,
                              as a Bank
                                                           (SEAL)
$17,500,000                   By:
                                   -------------------------
                                   Name:
                                   Title:


                              Lending Office
                              First Union National Bank
                              300 Main Street-CT2016
                              Stamford, Connecticut 06904
                              Attention: Mr. James McKenna
                              Facsimile:     203-406-6521
                              Telephone:     203-406-6461


                              HARRIS TRUST AND SAVINGS BANK,
                              as a Bank
                                                           (SEAL)

$17,500,000                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                              Lending Office
                              Harris Trust and Savings Bank
                              111 West Monroe Street, Floor 10W
                              Chicago, Illinois 60603
                              Attention: Mr. Peter Krawchuk
                              Facsimile:     312-461-5225
                              Telephone:     312-461-2783


                              STATE STREET BANK AND TRUST COMPANY,
                              as a Bank
                                                           (SEAL)

$17,500,000                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                              Lending Office
                              State Street Bank and Trust Company
                              Large Corporate Department, MAO/2
                              225 Franklin Street
                              Boston, Massachusetts 02110-2804
                              Attention: Ms. Lise Anne Boutiette
                              Facsimile:     617-664-6527
                              Telephone:     617-664-3262

                              BANQUE NATIONALE DE PARIS,
                              as a Bank
                                                           (SEAL)

$10,000,000                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                              Lending Office
                              Banque Nationale de Paris
                              499 Park Avenue, 9th Floor
                              New York, New York 10022-1276
                              Attention: Ms. Gwendolynn Abbott
                              Facsimile:     212-415-9606
                              Telephone:     212-415-9665

                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY, as a Bank
                                                           (SEAL)

$10,000,000                   By:
                                   ---------------------------
                                   Name:
                                   Title:

                              Lending Office
                              Bank of Tokyo-Mitsubishi
                                    Trust Company
                              U.S. Corporate Banking Division
                              1251 Avenue of the Americas
                              New York, New York 10020-1104
                              Attention: Mr. William J. Darby
                              Facsimile:     212-782-6440
                              Telephone:     212-782-4221

                              THE CHASE MANHATTAN BANK,
                              as a Bank
                                                           (SEAL)

$10,000,000                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                              Lending Office
                              The Chase Manhattan Bank
                              999 Broad Street
                              Bridgeport, Connecticut 06604
                              Attention: Mr. John A. Francis
                              Facsimile:     203-784-3838
                              Telephone:     860-633-7799

                              MELLON BANK, N.A.,
                              as a Bank
                                                           (SEAL)

$10,000,000                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                              Lending Office
                              Mellon Bank, N.A.
                              Three Mellon Bank Center
                              12th Floor
                              Pittsburgh, Pennsylvania 15259
                              Attention: Ms. Alice Sejka
                              Facsimile:     412-209-6151
                              Telephone:     412-234-8161

                              MERITA BANK LTD, New York Branch,
                              as a Bank
                                                           (SEAL)

$10,000,000                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                              By:
                                   ----------------------------
                                   Name:
                                   Title:


                              Lending Office
                              Merita Bank Ltd, New York Branch
                              437 Madison Avenue
                              New York, New York 10022
                              Attention: Mr. William Keller
                              Facsimile:     212-421-4420
                              Telephone:     212-318-9317


TOTAL COMMITMENTS:

$235,000,000

                                                      EXHIBIT A-1


                    FORM OF DOLLAR LOAN NOTE

                        Atlanta, Georgia
                          May 15, 1998


          For value received, GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Borrower"), promises to pay to the order of ____________________________, a ______________(the
"Bank"), for the account of its Lending Office, the principal sum of _____________________ AND NO/100 DOLLARS ($__________), or
such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Dollar Loan Note on the dates and at the rate or rates provided for Dollar Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Dollar Loan Note is one of the Dollar Loan Notes referred to in the Credit Agreement dated as of May 15, 1998 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Dollar Loan Note is collected by law or through an attorney at law.

          The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.
          IN WITNESS WHEREOF, the Borrower has caused this Dollar Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                             GERBER SCIENTIFIC, INC.    (SEAL)


                             By:
                                  -----------------------------
                                  Gary K. Bennett
                                  Senior Vice President and
                                  Chief Financial Officer

                   Dollar Loan Note (cont'd)


        LOANS AND PAYMENTS OF PRINCIPAL
          Base Rate
          or Euro-              Amount of
          Dollar     Amount of  Principal  Maturity  Notation
Date      Loan       Loan       Repaid     Date      Made By

-----------------------------------------------------------------

-----------------------------------------------------------------

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                                                      EXHIBIT A-2


               FORM OF FOREIGN CURRENCY LOAN NOTE

                        Atlanta, Georgia
                          May 15, 1998


          For value received, GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Borrower"), promises to pay to the order of ______________________________________________, a
_______________ (the "Bank"), for the account of its Lending Office, the outstanding principal amount of the Foreign Currency Loans made by the Bank to the Borrower as Foreign Currency Loans pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Note is one of the Foreign Currency Loan Notes referred to in the Credit Agreement dated as of May 15, 1998 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Foreign Currency Loan Note is collected by law or through an attorney at law.

          The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

          IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                              GERBER SCIENTIFIC, INC.    (SEAL)

                              By:
                                   ---------------------------
                                   Gary K. Bennett
                                   Senior Vice President and
                                   Chief Financial Officer

              Foreign Currency Loan Note (cont'd)

           SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                               TO

                     NOTE OF _______________
                       DATED May 15, 1998


             Principal
             Amount of   Maturity of   Principal
              Loan and     Interest      Amount      Unpaid
   Date       Currency      Period        Paid       Balance
   ----       --------   -----------   ---------     -------



                                                        Exhibit B

[NOTE:  PORTIONS OF THE FOLLOWING OPINION (PARTICULARLY AS TO
CORPORATE MATTERS) WILL BE GIVEN BY RICHARD F. TREACY, JR., ESQ.,
GENERAL COUNSEL OF THE BORROWER, AND THE OTHER PORTIONS WILL BE
GIVEN BY CRAVATH, SWAINE & MOORE]


                           OPINION OF
          COUNSEL FOR THE BORROWER AND THE GUARANTORS


                                        May 15, 1998

To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn: Syndications Group

Dear Sirs:

          We have acted as counsel for Gerber Scientific, Inc, a Connecticut corporation (the "Borrower"), and for Gerber Technology, Inc., a Connecticut corporation, Gerber Scientific Products, Inc, a Connecticut corporation and Gerber Coburn Optical, Inc., a Delaware corporation (each a "Guarantor" and collectively the "Guarantors") in connection with the Credit Agreement (the "Credit Agreement") dated as of May 15, 1998 among the Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and the Agent has been duly authorized by each Bank and the Agent.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Connecticut and has all corporate powers required to carry on its business as now conducted.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes, and the Pledge Agreements (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action,
(iii) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement and the Pledge Agreements, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          3. Each of the Credit Agreement and the Pledge Agreements constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          4. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers required to carry on its business as now conducted.

          5. The execution, delivery and performance by each Guarantor of the Subsidiary Guaranty and the Pledge Agreements
(i) are within such Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon such Guarantor and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          6. Each of the Subsidiary Guaranty and the Pledge Agreements constitutes a valid and binding agreement of each of the Guarantors, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by:
(i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          7. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Notes.

          8. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          9. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

          10. Neither the Borrower nor any of its Subsidiaries is a "holding company" as defined in the Public Utility Holding
Company Act of 1935, as amended.

          11. The choice of Georgia law to govern the Credit Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreements and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of New York, and adherence to existing judicial precedents generally would require a court sitting in the State of New York to abide by such choice of law, unless a fundamental policy of the State of New York would be violated. We are not aware of any provision of the Credit Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreements or the other Loan Documents that would violate a fundamental policy of the State of New York.

          The foregoing opinions expressed in paragraphs 3 and 6 are subject to the following qualifications: (i) certain provisions of the Pledge Agreements are or may be unenforceable in whole or part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Pledge Agreements, and each of the Pledge Agreements contains adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby,
(ii) insofar as provisions contained in the Credit Agreement, the Note, the Pledge Agreements and the Subsidiary Guaranty provide for indemnification, the enforceability thereof may be limited by public policy considerations and (iii) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any lender may be located or where enforcement of the Credit Agreement, the Note, the Pledge Agreements or the Subsidiary Guaranty may be sought that limits the rates of interest legally chargeable or collectible.

          Furthermore, we express no opinion herein as to (i)
Section 9.16(b) of the Credit Agreement insofar as such Section relates to the subject matter jurisdiction of the State of Georgia, the courts thereof and the United States District Courts sitting therein to adjudicate any controversy related to the Credit Agreement, the Note, the Pledge Agreements and the Subsidiary Guaranty and (ii) the waiver of an inconvenient forum set forth in Section 9.16(c) of the Credit Agreement.

          [I am a member] [We are members] of the bar of the State of [__________][New York] and the foregoing opinion is limited to the laws of the State of [_________] [New York] and the Federal laws of the United States of America. [I] [We] note that the Credit Agreement is governed by the laws of the State of Georgia and, for purposes of the opinions expressed in paragraphs 2 and 5 above, [I] [we] have assumed that (i) each of the Credit Agreement, the Subsidiary Guaranty and the Pledge Agreements conforms to the requirements of the laws of the State of Georgia and (ii) the laws of the State of Georgia do not differ from the laws of the State of [Connecticut] [New York] in any manner that would render such opinion incorrect.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Transferee under the Credit Agreement, and Jones, Day, Reavis
& Pogue without our prior written consent.

                              Very truly yours,
                                                        Exhibit C


                           OPINION OF
          JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                         FOR THE AGENT


                                        May 15, 1998


To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: Syndications Group

Dear Sirs:

          We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of May 15, 1998, among Gerber Scientific, Inc., a Connecticut corporation (the "Borrower"), the banks listed on the signature pages thereof, and Wachovia Bank, N.A. , as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement, the Notes and the Pledge Agreements by or on behalf of the Borrower, and of the Subsidiary Guaranty and the Pledge Agreements by the Guarantors, we are of the opinion that the Credit Agreement, the Notes and the Pledge Agreements constitute a valid and binding agreement of the Borrower and the Subsidiary Guaranty and the Pledge Agreements constitute valid and binding obligations of the Guarantors, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and
(iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement, the Notes, the Pledge Agreements and the Subsidiary Guaranty may be further limited by the laws of the State of Georgia; provided that such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement, the Notes, the Pledge Agreements and the Subsidiary Guaranty, except for the economic consequences of any procedural delay which may result from such laws.

     In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any Bank with any state or federal laws or regulations applicable to the Bank by reason of the legal or regulatory status or the nature of the business of the Agent or any Bank.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Transferee under the Credit Agreement without our prior written consent.

                              Very truly yours,
                                                        Exhibit D


                      NOTICE OF BORROWING


                     ______________, 199__


Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Syndications Group

     Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of May 15, 1998 by and between Gerber Scientific, Inc., the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit
Agreement.

     This Notice of Borrowing is delivered to you pursuant to
Section 2.02 of the Credit Agreement.

     The Borrower hereby requests a [Euro-Dollar Borrowing][Base Rate Borrowing][Foreign Currency Borrowing in][specify Foreign Currency] in the aggregate principal amount [of the Dollar Equivalent] of $___________ to be made on _________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Fixed Rate Loans][Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months]1.

     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of _____________, 199__.


                              Gerber Scientific, Inc.


                              By:
                                 ---------------------------
                                 Title:

                                       Exhibit E


                   ASSIGNMENT AND ACCEPTANCE
                   Dated _________ ___, 19__


         Reference is made to the Credit Agreement dated as of May 15, 1998 (together with all amendments and modifications thereto, the "Credit Agreement") among Gerber Scientific, Inc., a Connecticut corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         _________________________________(the "Assignor") and
_______________________________________(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_________) in the Assignor's Commitment and a ______ interest (which on the Effective Date hereof is $_____________) in the Loans owing to the Assignor and a ____% interest in the Notes held by the Assignor (which on the Effective Date hereof is $__________).

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_____________;
(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for [(x)] a new Dollar Loan Note dated _________________, _____in the principal amount of $__________ , and a new Foreign Currency Loan Note dated __________________, ____, each payable to the order of the Assignee [and (y) a new Dollar Loan Note dated ______________,_______ in the principal amount of $__________ , and a new Foreign Currency Loan Note dated __________________, ____, each payable to the order of the Assignor].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof,
(vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action (viii) makes the representation and warranty contained in Section 9.18 of the Credit Agreement [, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

         4. The Effective Date for this Assignment and Acceptance shall be _________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

         5. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                             [NAME OF ASSIGNOR]


                             By:
                                ---------------------
                                Title:

                             [NAME OF ASSIGNEE]


                             By:
                                -----------------------
                                Title:


                             Lending Office:
                             [Address]

                             WACHOVIA BANK, N.A.,
                             As Agent

                             By:
                                ---------------------
                                Title:


                             GERBER SCIENTIFIC, INC.
                             If required by the Credit Agreement.


                             By:
                                ---------------------
                                Title:
                                                  Exhibit F


                     COMPLIANCE CERTIFICATE

          Reference is made to the Credit Agreement dated as of May 15, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Gerber Scientific, Inc., as Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

          Pursuant to Section 5.01(c) of the Credit Agreement, _____________, the duly authorized _______________ of Gerber
Scientific, Inc., hereby certifies to the Bank that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of __________, _____, and that no Default is in existence on and as of the date hereof.

                         GERBER SCIENTIFIC, INC.


                         By:
                              ------------------------
                              Title:

                    GERBER SCIENTIFIC, INC.
                     COMPLIANCE CHECK LIST
                     ____________________

                      ___________, ______


1.   Loans and Advances (Section 5.16)

     Neither the Borrower nor any of its Material Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except: (i) loans or advances to employees (other than travel advances) not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on March 31, 1998; and (ii) deposits required by government agencies or public utilities; (iii) loans or advances from the Borrower to any Guarantor or (from and after the Offer Termination
     Date) to the Target or from any Guarantor to any other Guarantor or (from and after the Offer Termination Date) to the Target; (iv) existing loans and advances described on
     Schedule 5.16; (v) loans or advances made by the Borrower or any Initial Guarantor to a Foreign Subsidiary, provided that such loans and advances (including, without limitation, the existing loans and advances made by the Borrower to Foreign Subsidiaries which are described on Schedule 5.16) are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement; (vi) loans or advances by the Target to its subsidiaries in existence on the Offer Termination Date, which loans and advances in existence as of the Closing Date are described on Schedule 5.16; and (vii) loans or advances made by the Borrower or any Guarantor or, after the Offer Termination Date, the Target, to any Foreign Subsidiary or by any Material Foreign Subsidiary to the Borrower or to another Foreign Subsidiary, not otherwise permitted by this
     Section 5.16 and not exceeding $5,000,000 in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

(a) To Employees                                     $_________
    Limitation                                       $1,000,000
(b) Loans and advances made by the Borrower
     or any Guarantor or,  after the Offer
     Termination Date, the Target,
     to any Foreign Subsidiary or by
     any Material Foreign Subsidiary to
     the Borrower or to another
     Foreign Subsidiary                           $__________

    Limitation                                    $10,000,000

2.  Investments (Section 5.17)

     Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section
     5.16 and except pursuant to the Offer, except Investments in
     (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's, (iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (ii) above, (vi) Investments existing on the date hereof and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section, (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes, (ix)if Borrower has delivered to the Agent prior to making any such Investment pro forma financial statements demonstrating compliance with Sections 5.20, 5.21, 5.22 and
     5.23 that are acceptable to Agent in all material respects, other Investments which do not violate Section 5.03 and which do not at any time exceed (A) $25,000,000 for any Investment, or (B) $75,000,000 in the aggregate for all Investments in any Fiscal Year; provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.
     (a)  Aggregate Investments during the current
          Fiscal Year which do not violate Section
          5.03 and which are not permitted by
          clauses (i) through(ix), inclusive      $

          Limitation                              $75,000,000

3.  Liens (Section 5.18)

None of the Borrowers' nor any Material Subsidiary's property is subject to any Lien securing Debt, except for:

Description of Lien and Property             Amount of Debt
subject to same                              Secured

a.___________________________                $_____________

b.___________________________                $_____________

c.___________________________                $_____________

d.___________________________                $_____________

e.___________________________                $_____________

f.___________________________                $_____________

                                   Total     $
                                              =============
                                             $
                                              -------------
4. Minimum Consolidated Net Worth (Section 5.20)

     Consolidated Net Worth will at no time be less than $200,000,000 plus the sum of (i) 50% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

     (a) Cumulative positive
         Consolidated Net Income
         since the Closing Date              $___________

     (b) 50% of (a)                          $___________

     (c) Aggregate Net Proceeds of
         Capital Stock issued since the
         Closing Date2                       $___________

     (d) sum of $200,000,000 plus
        (b), plus (c)                        $___________

     (e) Shareholders' equity                $___________

     (f) Redeemable Preferred Stock          $___________

     (g) write-off of the Borrower's
         interest in Gerber Systems
         Corporation                         $___________

     (h) Consolidated Net Worth
         sum of (e), less (f), plus (g)      $___________

          Limitation: (h) must not be less than (d)

5.   Leverage Ratio (Section 5.21)

     The Leverage Ratio will not at any time exceed: (i) from the Closing Date through and including the Fiscal Year ending
     April 30, 1999, 3.5 to 1.0; and (ii) for all periods thereafter, 3.0 to 1.0.

     (a) Consolidated Total Debt
         Schedule 1                               $__________

     (b) Consolidated EBITDA-Schedule 2           $__________

     (c) Actual ratio of (a) to (b)___ to 1.0

          Maximum ratio                           [3.5 to 1.0]
                                                  [3.0 to 1.0]

6.  Consolidated Fixed Charges Coverage Ratio (Section 5.22)

     At the end of each Fiscal Quarter, the Consolidated Fixed
     Charges Coverage Ratio shall not have been less than 1.50 to 1.0.

     (a) Consolidated EBITDA - Schedule 2         $___________

     (b) Consolidated Capital Expenditures
         Schedule 3                               $___________

     (c) sum of (a) less (b)                      $___________

     (d) Consolidated Interest Expense
         Schedule 2                               $___________

     (e) Consolidated Dividends
         Schedule 4                               $___________

     (f) Consolidated Taxes - Schedule 2          $___________

     (g) sum of (d), plus (e), plus (f)           $___________

     (h) Actual ratio of (c) to (g)  ___ to 1.0

          Minimum ratio                       1.50 to 1.0

7. Subsidiary Debt (Section 5.23)

     The Borrower shall not permit any Consolidated Subsidiary to create, assume or suffer to exist any Debt, except (i) Debt in existence on the date hereof (or incurred pursuant to a revolving credit commitment in existence on the date hereof) and listed on Schedule 5.23 and not described in any other clause of this Section 5.23, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;
     (ii) Debt evidenced by "Loan Notes" issued pursuant to and as defined in the Offer; (iii) Debt of Guarantors and Subsidiaries to the Borrower permitted by Section 5.16; (iv) Debt to the Bank created under the Loan Documents, and (v) contingent obligations under the GECC Vendor Program up to $85,000,000, and (vi) other Debt which does not at any time exceed $5,000,000.

     (a) aggregate contingent obligations under
         GECC Vendor Program Arrangement          $__________

          Limitation                              $85,000,000

     (b) Debt not permitted by
         clauses (i) through (iv), inclusive      $__________

          Limitation                              $5,000,000
                         Schedule 1

                    CONSOLIDATED TOTAL DEBT

(a)  obligations for borrowed money
     or evidenced by bonds, debentures,
     notes or other similar instruments      $___________

(b)  obligations as lessee under
     capital leases                          $___________

(c)  obligations to reimburse any bank
     or other Person in respect of amounts
     paid under a letter of credit or
     similar instrument                      $___________

(d)  Redeemable Preferred Stock              $___________

(e)  3% of aggregate contingent
     obligations under GECC Vendor
     Program Arrangement                     $___________

(f)  other obligations of Persons
     other than the Borrower or any
     Guarantor which are Guaranteed
     by the Borrower or any Consolidated
     Subsidiary (excluding contingent
     obligations under GECC Vendor
     Program Arrangement)                    $____________

     CONSOLIDATED TOTAL DEBT
     sum of (a) through (f)                  $____________
                                        Schedule 2

                      CONSOLIDATED EBITDA3

(a) Consolidated Net Income4 for:

     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________

(b) Consolidated Interest Expense for:

     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________

(c) Consolidated Taxes for:

     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________

(d) Depreciation expense for:

     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________

(e) Amortization expense for:

     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________

 (f) Other non-cash charges for:


     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________


     TOTAL CONSOLIDATED EBITDA
     (sum of (a) through (f))                     $___________
                                             Schedule 3

               CONSOLIDATED CAPITAL EXPENDITURES

Consolidated Capital Expenditures for5:

     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________

                                        Schedule 4

                     CONSOLIDATED DIVIDENDS

Consolidated Dividends for:


     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________
     ____quarter ____                        $__________

     Total                                        $___________

                                                        Exhibit G


                    GERBER SCIENTIFIC, INC.

                      CLOSING CERTIFICATE


     Reference is made to the Credit Agreement (the "Credit Agreement") dated as of May 15, 1998, among Gerber Scientific, Inc., the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.01(f) of the Credit Agreement, Gary K. Bennett, the duly authorized Senior Vice President and Chief Financial Officer of Gerber Scientific, Inc. hereby certifies to Wachovia Bank, N.A. that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof, except to the extent any such representation or warranty relates to an earlier date.

     Certified as of this May 15, 1998.



                                   By:
                                        ---------------------
                                        Gary K. Bennett
                                        Senior Vice President and
                                        Chief Financial Officer

                                                        Exhibit H

                    GERBER SCIENTIFIC, INC.

                    SECRETARY'S CERTIFICATE

The undersigned, Richard F. Treacy, Jr., Secretary of Gerber Scientific, Inc., a Connecticut corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of May 15, 1998 between the Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent, that:

     1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof.

     2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on [____________], 1998, approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes, the Pledge Agreements, the Contribution Agreement and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

     4. Gary K. Bennett, who is Senior Vice President and Chief Financial Officer of the Borrower signed the Credit Agreement, the Notes, the Pledge Agreements, the Contribution Agreement and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes, the Pledge Agreements, the Contribution Agreement and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes, the Pledge Agreements, the Contribution Agreement and the other Loan Documents to which the Borrower is a party is his genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of May 15, 1998.

                                   __________________________
Richard F. Treacy, Jr.
                                   Secretary

          Exhibit I

                   FORM OF SUBSIDIARY GUARANTY


          THIS GUARANTY (this "Guaranty") is made as of May 15, 1998, by Gerber Technology, Inc., a Connecticut corporation, Gerber Scientific Products, Inc., a Connecticut corporation and Gerber Coburn Optical, Inc., a Delaware corporation (each a "Guarantor", and collectively, the "Guarantors", which terms shall include any Domestic Subsidiary which becomes a Guarantor pursuant to Section 15 hereof and Section 5.26 of the Credit Agreement referred to below), in favor of Wachovia Bank, N.A., as the Agent for the ratable benefit of the Banks under the Credit Agreement referred to below;


                       W I T N E S S E T H

          WHEREAS, GERBER SCIENTIFIC, INC., a corporation organized and existing under the laws of the State of Connecticut (the "Borrower"), the banks listed on the signature pages thereof, Wachovia Bank, N.A., as Agent (the "Agent") have entered into that certain Credit Agreement, dated as of even date herewith (the "Credit Agreement"); and

          WHEREAS, it is required by Section 3.01(i) of the Credit Agreement, that the Guarantors execute and deliver this Guaranty whereby the Guarantors shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes, the Pledge Agreements and the other Loan Documents; and

          WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to Guarantors, whether directly or indirectly, and in order to induce the Agent and the Banks to enter into the Credit Agreement, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes, the Pledge Agreements and the other Loan Documents;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Definitions.  Terms defined in the Credit
Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

          SECTION 2. Representations and Warranties. Each Guarantor which is a Material Subsidiary incorporates herein by reference as fully as if set forth herein all of the representations and warranties pertaining to a Material Subsidiary contained in Article 4 of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Guarantors upon each Borrowing under the Credit Agreement).

          SECTION 3.  Covenants.   Each Guarantor which is a
Material Subsidiary incorporates herein by reference as fully as if set forth herein all of the covenants pertaining to a Material
Subsidiary contained in Article 5 of the Credit Agreement.

          SECTION 4. The Guaranty. The Guarantors hereby unconditionally and jointly and severally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Notes issued by the Borrower pursuant to the Credit Agreement, including without limitation all compensation and indemnification amounts and fees payable pursuant to the Credit Agreement and the Pledge Agreements, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement, and all costs of collection, including reasonable attorneys fees (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Notes, the Pledge Agreements or the relevant Loan Document, as the case may be, and pay all costs of collection, including reasonable attorney's fees.

          SECTION 5.  Guaranty Unconditional.  The obligations of
each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

           (i)  any extension, renewal, settlement,
  compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, the Notes, the Pledge Agreements or any other Loan Document, by operation of law or otherwise or any obligation of any other
  Guarantors of any of the Guaranteed Obligations;

           (ii)  any modification or amendment of or
  supplement to the Credit Agreement, the Notes, the Pledge
  Agreements or any other Loan Document;

           (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, the Notes, the Pledge Agreements any Loan Document, or any obligations of any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

           (iv)  any change in the corporate existence,
  structure or ownership of the Borrower or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

           (v) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any other Guarantors or any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

           (vi) any invalidity or unenforceability relating to or against the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Notes or any other amount payable by the Borrower under the Credit Agreement, the Notes, the Pledge Agreements or any other Loan Document; or

           (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors's obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of the Agent or any Bank to enforce, assert or exercise any right, power or remedy conferred on the Agent or any Lender under the Credit Agreement or any other Loan Documents (other than the indefeasible payment in full of all of the Guaranteed Obligations).

      SECTION 6. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on the Notes or any other amount payable by the Borrower under the Credit Agreement, the Notes, the Pledge Agreements or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 7. Waiver of Notice by the Guarantors. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantors or any guarantor of the Guaranteed Obligations, or any other Person.

          SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, the Notes, the Pledge Agreements or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the Pledge Agreements or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent.

           SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section
     9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

           SECTION 10. No Waivers. No failure or delay by the Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, the Pledge Agreements and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

           SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agent and each of the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, the Pledge Agreements or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantors without the prior written consent of the Agent (acting at the direction of the Required Banks), and shall be binding upon each Guarantor and its successors and permitted assigns.

           SECTION 12.  Changes in Writing.  Neither this
     Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantors and the Agent.

           SECTION 13.  GOVERNING LAW; SUBMISSION TO
      JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTORS AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 14. Taxes, etc. All payments required to be made by the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to
      Section 2.11 of the Credit Agreement.

            SECTION 15. Additional Guarantors. Section 5.26 of the Credit Agreement provides that Domestic Subsidiaries must become Guarantors by, among other things, executing and delivering to the Agent a counterpart of this Guaranty. Any Domestic Subsidiary which executes and delivers to the Agent a counterpart of this Guaranty shall be a Guarantor for all purposes hereunder.

       IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

                           GERBER TECHNOLOGY, INC.
                                a Connecticut corporation
                           GERBER SCIENTIFIC PRODUCTS, INC.,
                                a Connecticut corporation
                           GERBER COBURN OPTICAL, INC.,
                                a Delaware corporation (SEAL)


                           By _____________________________
                              Gary K. Bennett
                              Treasurer
                              c/o Gerber Scientific, Inc.
                              83 Gerber Road West
                              South Windsor, Connecticut 06074
                             Attention: Chief Financial Officer
                             Telecopier number: 860-644-7948
                             Confirmation number: 860-648-8004

                            Exhibit J

                  FORM OF CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of May 15, 1998 by and between GERBER SCIENTIFIC, INC. a Connecticut corporation (the "Principal"), GERBER TECHNOLOGY, INC., a Connecticut corporation, GERBER SCIENTIFIC PRODUCTS, INC., a Connecticut corporation and GERBER COBURN OPTICAL, INC., a Delaware corporation (collectively, together with any subsidiary of the Principal which becomes a Guarantor pursuant to the last paragraph hereof, Section 15 of the Guaranty referred to below and Section 5.26 of the Credit Agreement referred to below, the "Subsidiary Guarantors"). The Principal and each of the Subsidiary Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                       W I T N E S S E T H:

          WHEREAS, pursuant to that certain Credit Agreement, dated as of even date herewith between the Principal, the banks listed on the signature pages thereof, and Wachovia Bank, N.A. , as Agent (the "Agent")(such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement), the Banks have agreed to extend financial accommodations to the Principal;

          WHEREAS, as a condition, among others, to the willingness of the Agent and the Banks to enter into the Credit Agreement, they have required that each Subsidiary Guarantor execute and deliver that certain Subsidiary Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to collectively as the "Guaranty"), pursuant to which, among other things, the Subsidiary Guarantors have each agreed to guarantee the "Guaranteed Obligations" (as defined in the Guaranty); and

          WHEREAS, each Subsidiary Guarantor is a direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Subsidiary Guarantors, and each of the Subsidiary Guarantors will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary Guarantor to enter into the Guaranty, it is agreed as follows:

          To the extent that any Subsidiary Guarantor shall, under its Guaranty, make a payment (a "Subsidiary Guarantors Payment") of a portion of the Guaranteed Obligations, then, without limiting its rights of subrogation against the principal, such Subsidiary Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Guarantors Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

          As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Guarantors Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

          This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiary Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

          The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary Guarantor to which such contribution and indemnification is owing.

          This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated.
Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If the Banks grant additional loans to the Principal or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Guarantors Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

          IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

                         GERBER SCIENTIFIC, INC.(SEAL)


                         By:  -----------------------------
                              Gary K. Bennett
                              Senior Vice President

                         GERBER TECHNOLOGY,  INC.
                              a Connecticut corporation
                         GERBER SCIENTIFIC PRODUCTS, INC.,
                              a Connecticut corporation
                         GERBER COBURN OPTICAL, INC.,
                              a Delaware corporation (SEAL)


                         By:
                              ----------------------------
                              Gary K. Bennett
                              Treasurer
                                             Exhibit K
                      STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT dated as of May 15, 1998 by and among GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Parent"), GERBER TECHNOLOGY, INC., a Connecticut corporation, GERBER SCIENTIFIC PRODUCTS, INC., a Connecticut corporation and GERBER COBURN OPTICAL, INC., a Delaware corporation (each an "Initial Guarantor" and collectively, the "Initial Guarantors") (the Parent and the Initial Guarantors are sometimes referred to individually and collectively, as the context shall require, as "Pledgors") and WACHOVIA BANK, N.A., a national banking association, as Agent under the Credit Agreement referred to below and as collateral agent for Wachovia Bank, N.A., as the Bridge Lender under the Bridge Facility described in the Credit Agreement (the "Collateral Agent").

     WHEREAS, Wachovia Bank, N.A., as Agent, the Parent and the banks listed on the signature pages thereof have entered into a certain Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), pursuant to which the Banks have agreed, subject to the terms thereof, to make available to the Parent certain financial accommodations; and

     WHEREAS, Wachovia Bank, N.A., as the Bridge Lender referred to in the Credit Agreement, entered into the Bridge Facility described in the Credit Agreement and, in connection therewith, the Parent executed and delivered to the Bridge Lender a Pledge Agreement dated as of March 23, 1998 (the "Bridge Facility Pledge Agreement"); and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement that the Pledgors execute and deliver this Agreement; and

     WHEREAS, the Bridge Lender is willing to terminate the Bridge Facility Pledge Agreement only on the condition that the Pledgors execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. The Pledge. Effective upon the "Effective Date" (as defined below), each of the Pledgors hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent a security interest in, all of such Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) (i) as to the Target, all of the shares of common stock, equity interest and other securities, including the Shares described in the Credit Agreement of the Target, and (ii) as to any other Material Foreign Subsidiary directly owned by any Pledgor, all of the shares of common stock, equity interest and other securities, of such Pledgor therein (collectively, "Securities")(the Target, in the case of clause (i), and any other Material Foreign Subsidiary, in the case of clause (ii), being, with respect to Securities issued by it, the "Issuer"); provided, however, that the Securities in any Issuer pledged by a Pledgor pursuant hereto shall not include Securities owned by such Pledgor in excess of Securities evidencing 65% of the voting power of each class of capital stock owned by the Parent;
(b) subject to the provisions of Section 5(b) hereof, any additional Securities of any Issuer as may from time to time be issued to a Pledgor or otherwise acquired by a Pledgor; (c) any additional Securities of any Issuer as may hereafter at any time be delivered to the Collateral Agent by or on behalf of a Pledgor; (d) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through (c); and (e) any and all products and proceeds of any of the foregoing, together with and all other rights, titles, interests, powers, privileges and preferences pertaining to said property. The term "Effective Date" means (A) as to Securities in the Target, the date of acquisition of any such Securities, and (B) as to Securities owned by any of the Pledgors in any other Issuer, the date any Foreign Subsidiary owned by it becomes a Material Foreign Subsidiary.

     SECTION 2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to the Collateral Agent, to secure the prompt performance and payment in full of the following (collectively, the "Secured Obligations"):
(a) ratably, all principal and interest on the Notes issued by the Parent to the Banks pursuant to the Credit Agreement and all principal and interest on the note issued by the Parent to the Bridge Lender pursuant to the Bridge Facility; (b) ratably, all other obligations of the Pledgors under the Credit Agreement, this Agreement, the Subsidiary Guaranty, the Intercompany Note Pledge Agreement, the other Loan Documents and the Bridge Facility, including without limitation all compensation and indemnification amounts and fees payable pursuant to any of the foregoing; and (c) any reasonable costs or expenses incurred by the Collateral Agent or Collateral Agent's counsel in connection with the realization of the security for which this Agreement provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Agreement may give rise. From and after termination of the Bridge Facility pursuant to Section 5.25(c) of the Credit Agreement, all references herein to the Bridge Facility and the Bridge Lender, and all requirements for the obtaining of consents from the Bridge Lender, shall be ignored and shall have no further force or effect.

     SECTION 3. Representations and Warranties. Each of the Pledgors hereby represents and warrants to the Collateral Agent as follows, (x) in each case as of the relevant Effective Date for the Securities pledged by it and (y) as to such Securities and, as to the Securities in the Target, to the best of the Parent's knowledge:

     (a) Validly Issued, etc. All of the Securities of the Issuer have been validly issued and are fully paid and nonassessable.

     (b) Title and Liens. The Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged
Collateral and none of the Pledged Collateral is subject to any Lien, except for the Lien granted hereby.

     (c) Name; Chief Executive Office; Taxpayer ID Number. The correct corporate name of the Pledgor is set forth in the first paragraph of this Agreement. The chief executive office and principal place of business of the Pledgor and the location of the Pledgor's books and records relating to the Pledged Collateral are located at 83 Gerber Road West, South Windsor, Hartford County, Connecticut. The Pledgor has no offices or places of business other than as set forth in the immediate preceding sentence of this section 3(c). The Social Security number, or the Internal Revenue Service taxpayer identification number, as applicable, of the Pledgors are: (i) for the Parent, 06-0640743; (ii) for Gerber Technology, Inc., 06-0850140, (iii)
for Gerber Scientific Products, Inc., 06-1017330, and (iv) for Gerber Coburn Optical, Inc., 58-1977404.

     (d) Authority, etc. The Pledgor (i) has the power and authority to pledge the Pledged Collateral pledged by it in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons.

     (e) No Approval. No consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby.

     (f) Outstanding Shares. The Securities pledged hereunder by each Pledgor constitute 65% of the issued and outstanding
Shares in the relevant Issuer owned by such Pledgor.

     SECTION 4.  Covenants.  Each of the Pledgors hereby
unconditionally covenants and agrees as follows as to the Pledged
Collateral owned by it:

     (a) No Liens; No Sale of Pledged Collateral. The Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), or any of the other Securities of any Issuer not pledged by a Pledgor pursuant hereto because of the application of the proviso contained in Section 1(a), and will not, without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld), sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein), or any of the other Securities of any Issuer not pledged by a Pledgor pursuant hereto because of the application of the proviso contained in Section 1(a).

     (b) Change of Locations, Name, Etc. Without giving the Collateral Agent 60 day's prior written notice, the Pledgor will not (i) change the Pledgor's chief executive office, principal place of business, or the location of its books and records relating to the Pledged Collateral or (ii) change its name, identity or structure.

     SECTION 5. Additional Shares. Each of the Pledgors hereby covenants as set forth below with respect to the Securities pledged by it and the Issuer thereof.

     (a) From and after the Effective Date for any Securities and during the period this Agreement is in effect, without the consent of the Agent (acting with the consents of the Required Banks and the Bridge Lender, which consents shall not be unreasonably withheld), the Pledgor shall not permit the Issuer to issue any additional shares of capital stock or other equity securities or interests. Further, without the consent of the Agent (acting with the consents of the Required Banks and the Bridge Lender, which consents shall not be unreasonably withheld), the Pledgor shall not permit the Issuer to amend or modify its articles or certificate of incorporation in a manner which would affect the voting, liquidation, preference or other rights of a holder of the shares of stock pledged hereunder.

     (b) The Pledgor agrees that, from and after the Effective Date as to any Securities and until this Agreement has terminated in accordance with its terms, any additional Securities of the Issuer at any time issued to the Pledgor or otherwise acquired by the Pledgor shall be promptly (subject to the provisions of Section 5.25(b) of the Credit Agreement, where applicable) delivered or otherwise transferred to the Collateral Agent as additional Pledged Collateral and shall be subject to the Lien of, and the terms and conditions of, this Agreement; provided that if compliance with this Section 5(b) would result in more than 65% of the voting power of any class of such capital stock of any Issuer being included in the Pledged Collateral, the relevant Pledgor shall pledge only such portion of such capital stock in such Issuer as shall result in 65% of the voting power of such class of capital stock owned by the relevant Pledgor being included in the Pledged Collateral.

     SECTION 6. Registration in Nominee Name, Denominations. From and after the Effective Date as to any Securities, the Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as Collateral Agent, the name of its nominee (as Collateral Agent or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

     SECTION 7. Voting Rights; Dividends, etc.    So long as no
Event of Default shall have occurred and be continuing, from and after the Effective Date with respect to any Securities:

     (a) each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral owned by it or any part thereof for any purpose not inconsistent with the terms and conditions of this Agreement or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that such Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a materially adverse effect on the value of such Pledged Collateral in the judgment of the Collateral Agent;

     (b) each Pledgor shall be entitled to retain and use any and all cash dividends, interest and principal paid on the Pledged Collateral owned by it, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of such Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Securities of the relevant Issuer which are pledged hereunder or received in exchange for such Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of the relevant Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Collateral Agent to be held as collateral subject to the terms and conditions of this Agreement.

     The Collateral Agent agrees to execute and deliver to any Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (a) above and/or to receive the dividends which such Pledgor is authorized to retain pursuant to clause (b) above.

     (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which the Pledgors is entitled to exercise pursuant to subsection (a) above and/or to receive the dividends, interest and principal that the Pledgors are authorized to receive and retain pursuant to subsection (b) above shall cease, and all such rights thereupon shall become immediately vested in the Collateral Agent, which shall have, to the extent permitted by law, the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a) above and/or to receive and retain the dividends which the Pledgors shall otherwise be authorized to retain pursuant to subsection (b) above; provided, however, that notwithstanding the foregoing, the Collateral Agent shall not have the right to exercise voting rights with respect to any Securities unless and until it has given at least 10 days' notice to the Pledgor which owns such Securities of its intent to exercise voting rights and such notice period has expired. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection
(b) shall be retained by the Collateral Agent as additional collateral hereunder and shall be applied in accordance with the provisions of Section 10. If any Pledgor shall receive any dividends or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Collateral Agent, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Collateral Agent upon receipt by such Pledgor in the identical form received, together with any necessary endorsements.

     SECTION 8.  Event of Default Defined.  For purposes of this
Agreement, "Event of Default" shall mean:

          (a) Any Pledgor shall fail to observe or perform any covenant or agreement contained in Sections 4(a), 5, or 7(b) hereof;

          (b) Any Pledgor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding clause (a)) for a period of 30 days after written notice thereof has been given to such Pledgor by Collateral Agent; and

          (c) an Event of Default under and as defined in the Credit Agreement shall occur and be continuing.
     SECTION 9. Remedies upon Default. (a) In addition to any right or remedy that the Agent, the Banks or the Bridge Lender may have under the Credit Agreement, the other Loan Documents, the Bridge Facility or otherwise under Applicable Law, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "Code") and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Collateral Agent in its discretion shall deem appropriate. The Collateral Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which the relevant Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days' prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability to the Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Collateral Agent, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of the relevant Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent from the relevant Pledgor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale and to the extent permitted by Applicable Law, hold, retain and dispose of such property without further accountability to the relevant Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the relevant Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

     (b) In addition to exercising the power of sale herein conferred upon it, the Collateral Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

     (c) In addition to the foregoing, the Collateral Agent shall have all other rights, powers and remedies which are available to it under the laws of the jurisdiction in which the relevant Issuer was organized or created;

     (d) The rights and remedies of the Collateral Agent under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

     SECTION 10. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Collateral Agent under the provisions of this Agreement, shall be applied by the Collateral Agent in the following order:

     First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees incurred if the Collateral Agent endeavored to collect the Secured Obligations by or through an attorney at law;

     Second: ratably, to the payment of the interest due upon the Secured Obligations;

     Third: ratably, to the payment of the principal due upon the Secured Obligations; and

     Fourth: the balance (if any) of such proceeds shall be paid to the relevant Pledgor or to whomsoever may be legally entitled thereto.

Each Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

     SECTION 11. Collateral Agent Appointed Attorney-in-Fact. From and after the occurrence and during the existence of an Event of Default, each of the Pledgors hereby constitutes and appoints the Collateral Agent as the attorney-in-fact of such Pledgor with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor to do any of the following with respect to any Securities and the related Pledged Collateral as to which the Effective Date has occurred: (a) to perform any obligation of such Pledgor hereunder in such Pledgor's name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Collateral Agent's security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in
Section 13(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of such Pledgor or otherwise, deemed by the Collateral Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Collateral Agent. The power or attorney granted herein is irrevocable and coupled with an interest.

     SECTION 12. Reimbursement of Collateral Agent. The Pledgors agree to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Pledgors to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional obligations secured hereby and by the Intercompany Note Pledge Agreement.

     SECTION 13. Further Assurances. The Pledgors shall, at their sole cost and expense, take all action that may be necessary or desirable in the Collateral Agent's sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Collateral Agent's security interest in the Pledged Collateral, or to enable the Collateral Agent to exercise or enforce its rights hereunder, including without limitation (a) delivering to the Collateral Agent, endorsed or accompanied by such instruments of assignment as the Collateral Agent may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Collateral Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder; provided, that the foregoing shall be subject to the provisions of Section 5.25(b) of the Credit Agreement, to the extent applicable. Subject to the foregoing, each of the Pledgors agrees to take, and authorizes the Collateral Agent to take on such Pledgor's behalf, any or all of the following actions with respect to any Pledged Collateral as the Collateral Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Collateral Agent to enforce its rights and remedies hereunder: (i) to register in the name of the Collateral Agent any Pledged Collateral in certificated or uncertificated form;
(ii) to endorse in the name of the Collateral Agent any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Collateral Agent a quantity of securities that constitutes all or part of the Pledged Collateral registered in the name of the Collateral Agent. Notwithstanding the foregoing each of the Pledgors agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Collateral Agent. Each of the Pledgors hereby authorizes the Collateral Agent to execute and file in all necessary and appropriate jurisdictions (as determined by the Collateral Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of such Pledgor and to sign such Pledgor's name thereto. Each of the Pledgors authorizes the Collateral Agent to file any such financing statement, document or instrument without the signature of such Pledgor to the extent permitted by applicable law. To the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Collateral Agent pursuant to this Agreement shall be accompanied by proper instruments of assignment duly executed by the relevant Pledgor and by such other instruments or documents as the Collateral Agent may reasonably request.

     SECTION 14. Securities Act. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar Applicable Law hereafter enacted analogous in purpose or effect (such Act and any such similar Applicable Law as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgors understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. The Pledgors recognize that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, may, in accordance with Applicable Law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. The Pledgors acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

     SECTION 15. Indemnification. Each of the Pledgors agrees to indemnify and hold the Collateral Agent and any corporation controlling, controlled by, or under common control with, the Collateral Agent and any officer, attorney, director, shareholder, agent or employee of the Collateral Agent or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (collectively, "Losses"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Collateral Agent of any of its rights and remedies under this Agreement or any other action taken by the Collateral Agent pursuant to the terms of this Agreement; provided, however, the Pledgors shall not be liable to an Indemnified Person for any Losses to the extent that such Losses result from the gross negligence or willful misconduct of such Indemnified Person. The Pledgors' obligations under this section shall survive the termination of this Agreement and the payment in full of the Secured Obligations.

     SECTION 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. The Pledgors and the Collateral Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to any of the Pledgors or any person designated by it of all or any portion of the Pledged Collateral. If acceleration of the time for payment of any amount payable by the Parent under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of any Pledgor, the Security Interests and the obligations of the other Pledgors hereunder may nonetheless be enforced as fully as if such acceleration were effective.

     SECTION 17. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Bridge Facility or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

     SECTION 18. No Waiver. Neither the failure on the part of the Collateral Agent to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Collateral Agent and the Pledgors shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

     SECTION 19.  Notices.  Notices, requests and other
communications required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement and the Subsidiary Guaranty.

     SECTION 20.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF GEORGIA.

     SECTION 21. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 22. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgors shall not be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Collateral Agent as collateral under this Agreement.

     SECTION 23. Termination. Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Collateral Agent agrees to take such actions as the Pledgor may reasonably request, and at the sole cost and expense of the Pledgor, (a) to return the Pledged Collateral to the Pledgor, and (b) to evidence the termination of this Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

     SECTION 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     SECTION 25. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

     SECTION 27. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement.

     SECTION 28. Termination of the Bridge Facility Pledge Agreement. Effective upon the execution of this Agreement by each of the Pledgors and the Collateral Agent, the Bridge Facility Pledge Agreement shall terminate and have no further force or effect.


                    [Signatures on Next Page]
     IN WITNESS WHEREOF, the Pledgors have executed and delivered this Agreement under seal as of this the date first written above.


                                GERBER SCIENTIFIC, INC.      (SEAL)
                                    a Connecticut corporation


                                By:
                                     -------------------------
                                     Gary K. Bennett
                                     Senior Vice President and
                                     Chief Financial Officer

                                GERBER TECHNOLOGY, INC.
                                    a Connecticut corporation
                                GERBER SCIENTIFIC PRODUCTS, INC.,
                                    a Connecticut corporation
                                GERBER COBURN OPTICAL, INC.,
                                    a Delaware corporation (SEAL)


                                By:
                                    --------------------------
                                     Gary K. Bennett
                                     Treasurer


Agreed to, accepted and acknowledged
as of the date first written above.

WACHOVIA BANK, N.A., as Collateral Agent


By:
    ---------------------------
    Jeffrey S. Nurkiewicz
    Vice President
                                             Exhibit L

                INTERCOMPANY NOTE PLEDGE AGREEMENT

     INTERCOMPANY NOTE PLEDGE AGREEMENT ("Agreement") dated as of May 15, 1998 by and among GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Parent"), GERBER TECHNOLOGY, INC., a Connecticut corporation, GERBER SCIENTIFIC PRODUCTS, INC., a Connecticut corporation and GERBER COBURN OPTICAL, INC., a Delaware corporation (each an "Initial Guarantor" and collectively, the "Initial Guarantors") (the Parent and the Initial Guarantors are sometimes referred to individually and collectively, as the context shall require, as "Pledgors") and WACHOVIA BANK, N.A., a national banking association, as Agent under the Credit Agreement referred to below (the "Collateral Agent").

     WHEREAS, Wachovia Bank, N.A., as Agent, the Parent and the banks listed on the signature pages thereof have entered into a certain Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), pursuant to which the Banks have agreed, subject to the terms thereof, to make available to the Parent certain financial accommodations; and

     WHEREAS, the Initial Guarantors have executed and delivered the Subsidiary Guaranty; and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement that the Pledgors execute and deliver this Agreement; and

     WHEREAS, in order to induce the Agent and the Banks to enter into the Credit Agreement, the Pledgors have agreed to grant a continuing security interest in and to the Collateral to secure their obligations under the Credit Agreement, the Notes, the Subsidiary Guaranty, the Intercompany Note Pledge Agreement and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1.  Definitions.

     Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

     "Account Debtor" means, with respect to each Pledged Note, the Material Foreign Subsidiary which executed and delivered such Pledged Note.

     "Collateral" has the meaning set forth in Section 3(A).

     "Effective Date" means the date that an Intercompany Note is executed and delivered by the Account Debtor in compliance with
Section 27 of the Credit Agreement.

     "Pledged Notes" means the Intercompany Notes in substantially the form attached hereto as Annex 1 and any instrument required to be pledged to the Collateral Agent pursuant to Section 3(B).

     "Secured Obligations" means: (a) all principal and interest on the Notes issued by the Parent to the Banks pursuant to the Credit Agreement; (b) all other obligations of the Pledgors under the Credit Agreement, this Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, and the other Loan Documents, and the other Loan Documents, including without limitation all compensation and indemnification amounts and fees payable pursuant to any of the foregoing; and (c) any reasonable costs or expenses incurred by the Collateral Agent or Collateral Agent's counsel in connection with the realization of the security for which this Agreement provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Agreement may give rise.

     "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

     "Secured Parties" means the Agent, the Banks and the Collateral Agent.

     "UCC" means the Georgia Uniform Commercial Code, as amended from time to time.

     Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the UCC as in effect on the date hereof shall have the meanings therein stated.

     Section 2.  Representations and Warranties.

     Each of the Pledgors represents and warrants as follows as to the Pledged Notes pledged by it:

     11   Title to Pledged Notes. As of the Effective Date for each
Pledged Note payable to a Pledgor, each Pledgor owns such Pledged Note, free and clear of any Liens other than the Security Interests. The Pledgors are not and will not become a party to or otherwise bound by any agreement, other than this Agreement and the Credit Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged
Notes with respect thereto.

     12   Validity, Perfection and Priority of Security Interests.
Upon the delivery of the Pledged Notes to the Collateral Agent in accordance with Section 4 hereof, the Collateral Agent will have valid and perfected security interests in the Collateral, to the extent that a security interest therein may be perfected by possession pursuant to the UCC, subject to no prior Lien. Upon delivery of each Pledged Note of the Security Interests created hereby, the Collateral Agent will have valid and perfected security interests in the Collateral, to the extent that a security interest therein may be perfected by notification to the Account Debtor pursuant to the UCC, subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. The Pledgors have not performed and will not perform any acts which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Agent in any such enforcement.

     13   Chief Executive Office Location; Taxpayer Identification
Number. The correct corporate name of the Pledgor is set forth in the first paragraph of this Agreement. The chief executive office and principal place of business of the Pledgor and the location of the Pledgor's books and records relating to the Pledged Collateral are located at 83 Gerber Road West, South Windsor, Hartford County, Connecticut. The Pledgor has no offices or places of business other than as set forth in the immediate preceding sentence of this section 3(c). The Social Security number, or the Internal Revenue Service taxpayer identification number, as applicable, of the Pledgors are: (i) for the Parent, 06-0640743; (ii) for Gerber Technology, Inc., 06-0850140, (iii) for Gerber Scientific Products, Inc., 06-1017330, and (iv) for Gerber Coburn Optical, Inc., 58-1977404.

     Section 3.  The Security Interests.

     In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgors hereunder:

     (A) As of the Effective Date for each of the Pledged Notes, the Pledgor which owns such Pledged Note hereby assigns and pledges to and with the Collateral Agent for the benefit of the Secured Parties and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Pledged Notes, and all of its right and privileges with respect to the Pledged Notes, and all income and profits thereon, and all interests, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral").

     (B) Each Pledgor shall, within 5 Business Days after any Foreign Subsidiary (other than the Target) becomes a Material Foreign Subsidiary, obtain the execution and delivery to it of, and deliver to the Collateral Agent pursuant to Section 4, an Intercompany Note of such Material Foreign Subsidiary evidencing all loans and advances which may be made by such Pledgor to such Material Foreign Subsidiary. All such notes and instruments constitute Pledged Notes and are subject to all provisions of this Agreement.

     (C) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any of the Pledgors with respect to any of the Collateral or any transaction in connection therewith.

     Section 4.  Delivery of Pledged Notes and Notifications.

      Contemporaneously with the execution and delivery of each Intercompany Note to a Pledgor pursuant to Section 3(B), such Pledgor shall deliver such Pledged Note in pledge hereunder. All Pledged Notes shall be delivered to the Collateral Agent by the relevant Pledgor pursuant hereto endorsed to the order of the Collateral Agent, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

     Section 5.  Filing; Further Assurances.

     (A) Each of the Pledgors agree that it will, at its expense in such manner and form as the Collateral Agent may require, execute, deliver, file and record any notification, financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of such Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests. To the extent permitted by applicable law, each of the Pledgors hereby authorizes the Collateral Agent to deliver notification, in the name of such Pledgor or otherwise, to any Account Debtor under the Pledged Notes which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

     (B) Each of the Pledgors agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Collateral Agent not less than 30 days' prior notice thereof.

     Section 6.  Right to Receive Distributions on Collateral.

     The Pledgors shall have the right to receive and retain all dividends, interest and other payments and distributions made upon or with respect to the Collateral in the absence of a Default. Upon the occurrence and during the continuance of any Default, the Collateral Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Pledgors shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by any Pledgor with respect to its Pledged Notes shall be received in trust for the benefit of the Collateral Agent and the Secured Parties and, if the Collateral Agent so directs upon the occurrence and during the continuance of a Default, shall be segregated from other funds of such Pledgor and shall, forthwith upon demand by the Collateral Agent during the continuance of a Default, be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Defaults that shall have occurred have been cured, the Collateral Agent's right to retain dividends, interest and other payments and distributions under this Section 6 shall cease and the Collateral Agent shall pay over to the relevant Pledgor any such Collateral retained by the Collateral Agent during the continuance of a Default.

     Section 7.  General Authority.

     Each of the Pledgors hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Pledgor, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at the expense of such Pledgor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

          (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give the relevant Pledgor not less than 10 days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and the Pledgors agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

     Section 8.  Remedies upon Event of Default.

     If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 6 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Collateral Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Notes to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any such Pledged Notes, (ii) to cause to be placed on any or all of the Pledged Notes or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. Each of the Pledgors covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the relevant Pledgor which may be waived, and the relevant Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
Section 7 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     Section 9.  Expenses.

     Each of the Pledgors agrees that it will forthwith upon demand pay to the Collateral Agent:

          (i) the amount of any taxes which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and
          (ii) The amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Collateral Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Collateral Agent of any of provisions for the protection of such co-agent or separate agent similar to the provisions of Section 12).

     Section 10.  Termination of Security Interests; Release of
Collateral.

     Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgors. At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Secured Parties; provided, that there shall be an automatic release of Collateral of a Subsidiary sold in accordance with Section 5.05 of the Credit Agreement. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, at the expense of the Pledgors, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     Section 11.  Notices.

     All notices, communications and distributions hereunder shall be given in accordance with Section 10.01 of the Credit
Agreement and the Subsidiary Guaranty.

     Section 12.  Waivers; Non-Exclusive Remedies.

     No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under the Credit Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, any other Loan Document or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, the Credit Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

     Section 13.  Successors and Assigns.

     This Agreement is for the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Pledgors and their respective successors and assigns.

     Section 14.  Obligations Unconditional; Discharge of
Obligations, etc.

     (A) All rights of the Collateral Agent hereunder, the grant of the Security Interests in the Collateral and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).of a surety.

     (B) Each of the Pledgors irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or Person against any other Pledgor or any other corporation or Person.

     (C) Each of the Pledgors hereby waives any right or claim of exoneration, reimbursement, subrogation, contribution or indemnity and any other similar right or claim arising out of this Agreement.

     (D) If acceleration of the time for payment of any amount payable by the Parent under the Credit Agreement or any Intercompany Note is stayed upon the insolvency, bankruptcy or reorganization of any Pledgor, the Security Interests and the obligations of the other Pledgors hereunder may nonetheless be enforced as fully as if such acceleration were effective.

     Section 15.  Changes in Writing.

     Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Pledgors and the Collateral Agent with the consent of the Required Banks (or in the case of Section 14, all of the Banks).

     Section 16.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF GEORGIA.

     Section 17.  Severability.

     If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 18.  Counterparts.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                GERBER SCIENTIFIC, INC.      (SEAL)
                                    a Connecticut corporation


                                By:
                                     --------------------------
                                     Gary K. Bennett
                                     Senior Vice President and
                                     Chief Financial Officer

                                GERBER TECHNOLOGY, INC.
                                    a Connecticut corporation
                                GERBER SCIENTIFIC PRODUCTS, INC.,
                                    a Connecticut corporation
                                GERBER COBURN OPTICAL, INC.,
                                    a Delaware corporation (SEAL)


                                By:
                                     -------------------------
                                     Gary K. Bennett
                                     Treasurer

Agreed to, accepted and acknowledged
as of the date first written above.

WACHOVIA BANK, N.A., as Collateral Agent


By:
     --------------------------
     Jeffrey S. Nurkiewicz
     Vice President
                           ANNEX 1




                      INTERCOMPANY NOTE



U.S. $_____________                         [Place of
Execution]

                                        Dated: _____________


     For value received, [name of Material Foreign Subsidiary], a _____________ corporation (the "Issuer"), promises to pay to the order of [name of relevant Pledgor] the principal amount referred to above or, if less, the unpaid principal amount of this Intercompany Note, in each case in [United States Dollars][specify other currency in which intercompany loans are to be made] , on the Termination Date (as defined in the Credit Agreement referred to below). From and after an Event of Default under the Credit Agreement, the Issuer promises to pay interest on the unpaid principal amount of this Intercompany Note at the Default Rate (as defined in the Credit Agreement).

     All such payments of principal and interest shall be made in lawful money of [the United States] [specify other currency in which intercompany loans are to be made] in Federal or other immediately available funds at the offices of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other place as Wachovia Bank, N.A. may designate.

     This Intercompany Note is issued in connection with the Credit Agreement dated as of May 15, 1998 among the Credit Agreement dated as of May 15, 1998 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. The undersigned hereby acknowledges notification to it that this Intercompany Note shall be assigned and pledged to Wachovia Bank, N.A. as Collateral Agent pursuant to the Intercompany Notes Pledge Agreement referred to in the Credit Agreement, is subject to the Security Interests created thereby, and may be enforced by the Collateral Agent pursuant thereto. The maturity of this Intercompany Note may be accelerated by the Collateral Agent upon the acceleration of the maturity of the Notes pursuant to the Credit Agreement.

     This Intercompany Note shall be governed by and construed in accordance with the laws of the State of Georgia.


                              [Name of Material Foreign
                              Subsidiary]


                              By:
                                    ------------------------
                                    Name:
                                    Title:
                                                 Schedule 1.01

                    Material Subsidiaries

The Initial Guarantors
                                                         Schedule 4.08

                         Subsidiaries

     Name
                                                Jurisdiction of
                                                Incorporation



Gerber Technology, Inc.                            Connecticut
     GGT Canada Ltd.                               Canada
     GGT International (Australia) Pty. Ltd.       Australia7
     GGT International (NZ) Pty. Ltd.              New Zealand
     GGT International (Far East) Ltd.             Hong Kong7
     GGT International de Mexico, S.A. de C.V.     Mexico
  Gerber Garment Technology GmbH                   Germany7
  Gerber Garment Technology Srl                    Italy
  Gerber Garment Technology SA/NV                  Belgium7
  Gerber Garment Technology SARL                   France
  Gerber Garment Technology AB                     Sweden
  Gerber Garment Technology Ltd.                   United
Kingdom7
  GGT-Niebuhr A/S                                  Denmark7
  Gerber Garment Technology Systems
           Computorizados Lda                      Portugal
  M.D. "Europe" Ltd.                               United Kingdom
  C.I.M. Microdynamics Limited                     United Kingdom
  Microdynamics AB                                 Sweden

Gerber Scientific Products, Inc.                   Connecticut

Gerber Venture Capital Corporation                 Delaware

Gerber Foreign Sales Corporation                   Barbados

Coburn Coburn Optical, Inc.                        Delaware
  Coburn Optical Industries (Aust.) Pty. Limited   Australia
  Coburn Optical Industries(Singapore) Pte. Ltd.   Singapore
  Coburn Optical Industries (U.K.) Limited        United Kingdom
  Stereo Optical Company, Inc.                    Illinois
  Coburn Optical International, Inc.              Delaware
  COI (Delaware), Inc.                            Delaware
  Coburn Optical Industries of Canada, Ltd.       Canada

                                                 Schedule 4.14

                    Environmental Matters

     1. There is soil and groundwater contamination at the Coburn Optical Industries, Inc. ("Coburn") property in
Muskogee, Oklahoma. The Company plans to undertake certain related investigation and remediation activities that may lead to state oversight or enforcement.

     2. The Coburn property in Muskogee, Oklahoma has been operating without permits for certain air emissions sources. Coburn filed an application to obtain the required permits in January 1998 with the Oklahoma Department of Environmental Quality ("ODEQ"), and is awaiting the ODEQ's response.

     3. Pursuant to an order of the Connecticut Department of Environmental Protection, the Company is conducting quarterly groundwater monitoring relating to the removal of septic systems and surrounding soils at its property at 83 Gerber Road, West in South Windsor, Connecticut. Residual groundwater contamination remains and residual soil contamination may remain at this property.

     4. There may be soil and groundwater contamination relating to disposal activities conducted by the Connecticut Department of Transportation that is associated with certain property that the Company purchased from the State of Connecticut. The Company is investigating whether the Connecticut Department of Transportation's subsequent removal and cleanup activities satisfy state requirements.
                                                 Schedule 5.16

                 Existing Loans and Advances8

Gerber Technology, Inc.

GGT Garment Internationa (Australia) Pty. Ltd.   $ 2,172,533(7)
Gerber International de Mexico, S.A. de C.V.         596,512
Gerber Garment Technology Systems
 Computorizados Lda.                                  26,291
Gerber Garment  Technology SA/NV                   3,229,398(7)
GGT Garment Technology GmbH                          644,074(7)
GGT Garment Technology SARL                           45,855
GGT Garment Technology AB                            494,711
GGT Garment Technology SRL                           402,845
GGT Garment Technology Ltd.                        1,082,000(7)
GGT-Niebuhr A/S                                    2,333,787(7)
GGT Canada Ltd.                                      341,805
GGT International (Far East) Ltd.                  2,135,694(7)
                                                  13,505,505
Gerber Coburn Optical, Inc.

Coburn Optical Industries (Singapore) Pte. Ltd.      267,184
Coburn Optical Industries (U.K.) Ltd.                 53,029
Coburn Optical International, Inc.                 1,209,303
Coburn Optical Industries of Canada, Ltd.          1,811,919
                                                   3,341,435
Spandex PLC

Brunner                                            1,786,068
Ultramark                                            660,284
Spandex USA                                        1,244,635
Clarke Signs                                         868,273
ND Graphics                                        2,467,811
Spandex Hungary                                       74,282
Syndicut                                             113,899
                                                   7,215,252

                                                 Schedule 5.17


                     Existing Investments


Investments as of May 12, 1998:

           Invest-                                   Matur-
           ment      Principal      Date             ing
Bank       Type      Amount         Invested  Rate   Term    Amount

Fleet      Euro-
Bank       dollar    $4,800,000.00  05/12/98  5.125% 1 day   $4,800,683.33

Wachovia   Euro-
Bank       Dollar    $6,006,276.67  05/11/98  5.350% 7 days  $6,012,524.87

Wachovia   Euro-
Bank       Dollar    $8,008,400.00  05/06/98  5.350% 7 days  $8,016,730.96


                                              Schedule 5.18(a)



                        Existing Liens

Connecticut Development Authority Loans:


Original
Date of
Loan:      December 22, 1983  November 19, 1984 December 19, 1984

Due Date:  May 1, 2003        November 1, 2004  December 1, 2014

Unpaid
Balance    $538,463           $607,500          $6,000,000

Lien       Land & Buildings   Land & Buildings  Land & Buildings
Property   151 Batson Drive   151 Batson Drive  24 Industrial
           Manchester, CT     Manchester, CT    Park Rd. W
                                                Tolland, CT



                                                 Schedule 5.23


                   Existing Subsidiary Debt


Nominal foreign overdraft loans for Gerber Technology, Inc.
and Gerber Coburn Optical, Inc.
_______________________________
1    Include this sentence for Fixed Rate Loans.

2 Include as such proceeds the amount of Debt of the Borrower or any Consolidated Subsidiary canceled in exchange for the issuance of Capital Stock.

3 With respect to any Consolidated Subsidiary acquired during the 4 Fiscal Quarter period set forth below, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period.

4 Without deduction for any non-cash loss incurred in connection with the sale of the interests in Gerber Systems
     Corporation.

5 With respect to any Consolidated Subsidiary acquired during the 4 Fiscal Quarter period set forth below, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period.

  6 Insert either $235,000,000 or any lesser amount which is the maximum aggregate amount of anticipated loans and advances. If loans and advances are to be made in another currency, use appropriate currency symbol.

  7    Designated as a Material Foreign Subsidiary

  8 All loans and advances to subsidiaries of Gerber Scientific are as of January 31, 1998, and all loans and advances to subsidiaries of Spandex are as of December 31, 1997, as these balances were deemed to be reflective of normal intercompany lending activities.